Exhibit 4.7

COMPUTER ASSOCIATES INTERNATIONAL INC.

Computer Associates Savings Harvest Plan

(“CASH Plan”)

[As Amended and Restated
Effective March 31, 1997]

[Incorporating All Amendments Adopted Through February 1, 2000]

TABLE OF CONTENTS

ARTICLE I
GENERAL DEFINITIONS

1.1	Beneficiary
1.2	Code
1.3	Committee
1.4	Compensation
1.5	Disability
1.6	Effective Date
1.7	Employee
1.8	Employer
1.9	Employer Contributions
1.10	Employer Discretionary Contributions
1.11	Employer Matching Contributions
1.12	ERISA
1.13	Highly Compensated Employee
1.14	Hour of Service
1.15	Normal Retirement Age
1.16	One Year Break-in-Service
1.17	Participant
1.18	Period of Separation
1.19	Period of Service
1.20	Period of Severance
1.21	Plan
1.22	Plan Year
1.23	Pre-Tax Contributions
1.24	Qualified Military Service
1.25	Re-Employed Individual
1.26	Related Company
1.27	Rollover Contributions
1.28	Salary Reduction Agreement
1.29	Trust
1.30	Trustee
1.31	USERRA
1.32	Valuation Date
1.33	Voluntary Contributions

ARTICLE II
OBJECTIVE OF THE PLAN

2.1
2.2

ARTICLE III
PARTICIPATION

3.1	Eligibility
3.2	Date of Participation

ARTICLE IV
CONTRIBUTIONS TO THE PLAN

4.1	Pre-Tax Contributions
4.2	Salary Reduction Agreements
4.3	Amendment and Revocation of Salary Reduction Agreements
4.4	Employer Matching Contributions
4.5	Employer Discretionary Contributions
4.6	Allocation of Employer Discretionary Contributions
4.7	Voluntary Contributions
4.8	Make-Up Contributions
4.9	Form, Payment and Timing of Contributions to the Trust
4.10	Non-Discrimination Tests
4.11(a)	Limitations on Annual Additions
4.11(b)	Removal of Excess Contributions
4.11(c)	Definitions
4.12	Rollover Contributions
4.13	Rollover/Transfer Procedures
4.14	Transfer to Other Qualified Plans
4.15	Special Rules Relating to Qualified Military Service

ARTICLE V
PARTICIPANTS’ ACCOUNTS

5.1	Separate Accounts
5.2	Allocation of Contributions
5.3	Allocation of Net Income or Net Loss

ARTICLE VI
VESTING

§6.1	Vesting of Pre-Tax, Voluntary and Rollover Contribution Accounts
§6.2	Vesting of Employer Matching and Discretionary Contribution Accounts
§6.3	Years of Service
§6.4	Forfeitures

ARTICLE VII
DISPOSITION OF VESTED INTERESTS IN ACCOUNTS

7.1	Disposition at Termination of Employment
7.2	Methods of Distribution
7.3	Timing of Distributions
7.4	Disposition Upon Death
7.5	Designation of Beneficiary
7.6	Notification
7.7	Required and Minimum Distribution Rules
7.8	Required Distributions of Death Benefits
7.9	Valuation of Distributions
7.10	Direct Rollover of Eligible Rollover Distributions

ARTICLE VIII
IN-SERVICE WITHDRAWALS AND LOANS

8.1	Withdrawals from Participants’ Accounts
8.2	Loans to Participants

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1	Termination
9.2	Merger or Consolidation
9.3	Alienation Prohibited
9.4	Governing Law
9.5	Plan Not Contract of Employment
9.6	Reversion of Certain Contributions
9.6(a)	Disallowance of Deduction
9.6(b)	Mistake of Fact
9.7	Participant or Beneficiary Unable to be Found

ARTICLE X
ADMINISTRATIVE PROVISIONS

10.1(a)	Committee
10.1(b)	Quorum; Majority to Govern
10.1(c)	Act of Committee
10.1(d)	By-Laws
10.1(e)	Powers and Duties of Committee
10.1(f)	Advisers
10.1(g)	Allocation of Fiduciary Responsibilities
10.1(h)	Investment Manager
10.1(i)	Claims Procedure
10.1(j)	Indemnification
10.1(k)	Transmission of Notices, Forms and Consents Through Electronic Media

10.2	Employer
10.2(a)	Contributions
10.2(b)	Appointment Removal and Compensation of Trustee
10.2(c)	Expenses
10.2(d)	Amendment of Plan
10.3	Service in More Than One Capacity
10.4	Payments to the Trust and Establishment of Investment Funds
10.5	Payments From the Trust
10.6	Voting Rights with Respect to Company Stock Fund

ARTICLE XI
INVESTMENT DIRECTIONS

11.1	Directed Investments
11.2	Allocation of Employer Discretionary Contributions Made in Computer Associates International, Inc. Stock
11.3	Application of Securities Law

ARTICLE XII
SPECIAL TOP-HEAVY PROVISIONS

12.1	Purpose
12.2	Determination of Top-Heaviness
12.3	Key Employees
12.4	Aggregation Rules
12.5	Special Minimum Contribution and Vesting Rules Becoming Operative in the Event the Plan Becomes Top-Heavy
12.6	Termination of Top-Heavy Status

ARTICLE XIII
SPECIAL SITUATIONS

13.1	Definitions
13.1(a)	Annuity Starting Date
13.1(b)	Prior Company
13.1(c)	Prior Plan
13.1(d)	Transferred Employee
13.2	Eligibility of Transferred Employees
13.3	Prior Plan Accounts and Joint and Survivor Annuity Accounts
13.4	Vesting of Transferred Employees
13.5	Distribution of Accounts of Transferred Employees

v

13.6	Assignment of Joint and Survivor Annuity Account for Plan Loan
13.7	Rollover Contribution Account of Non-Transferred Employees

APPENDIX A	Effective Date Provisions
APPENDIX B	Elections Relating to Nondiscrimination Testing and Highly Compensated Employee Determination

PREAMBLE

The Computer Associates Savings Harvest Plan (the “CASH Plan”), as amended and restated effective March 31, 1997, constitutes an amendment, restatement and continuation of the CASH Plan as in effect on March 30, 1997 and as thereafter amended.

Initially, Computer Associates International, Inc. (the “Company”) adopted each of the Computer Associates International, Inc. Employees’ Money Purchase Pension Plan (the “Pension Plan”) and the Computer Associates International, Inc. Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) effective as of January 1, 1981 (referred to collectively hereinafter as the “Prior Plans”).  In March of 1985, the Company amended the Pension Plan to convert said Plan into a profit sharing plan (“Employees’ Savings and Thrift Plan”) for the Plan Year ending March 31, 1985.

Effective April 1, 1985, the Company completely amended and restated the Employees’ Savings and Thrift Plan and merged the Profit Sharing Plan with and into the aforesaid Plan, thereby creating the CASH Plan.

The CASH Plan was subsequently amended from time to time as a result of certain acquisitions by the Company to set forth the rights of employees of the acquired companies who became employees of the Company and participants in the CASH Plan.  The CASH Plan was also subsequently further amended from time to time to make certain improvements and changes thereto.  In addition, the Plan was subsequently amended and restated in its entirety effective April 1, 1988 and effective March 31, 1992, respectively, to incorporate all amendments that were made prior to the respective restatements, to make certain further improvements and changes, and, with respect to the April 1, 1988 amendment and restatement, bring the Plan into compliance with certain provisions of the Tax Reform Act of 1986 (“TRA’86”), and with respect to the March 31, 1992 amendment and restatement, bring the Plan into compliance with all of the relevant provisions of TRA’86, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Reconciliation Act of 1989, and the Unemployment Compensation Amendments of 1992.

Subsequent to the March 31, 1992 amendment and restatement, the Plan was further amended from time to time as a result of further acquisitions by the Company to set forth the rights of employees of the acquired companies who became employees of the Company and participants in the CASH Plan, and to (a)(i) change the allocation formula with respect to Employer Discretionary Contributions, (ii) comply with the limitation on compensation set forth in section 401(a)(17) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation of 1993, and (iii) permit Plan participants to waive the thirty (30) day time period for consenting to a distribution under Section 411(a)(11) of the Internal Revenue Code of 1986, as amended (the “Code”), (b)(i) clarify that the classification of part-time employees who are excluded from participating in the Plan are those employees who are employed on an hourly basis, (ii) permit distributions pursuant to a Qualified Domestic Relations Order prior to a participant’s earliest retirement age, and (iii) make certain technical changes relating to hardship distributions and determining Highly Compensated Employees, (c)(i) improve eligibility by permitting eligible employees to commence participation with respect to Pre-Tax Contributions on the first day of the calendar month following their date of hire and (ii) make certain technical changes relating to the administrative processing of distributions, (d) permit participants to waive the thirty (30) day time period for consent to a distribution under Code Section 417(e), (e) permit eligible employees of Infresco Corporation (“Infresco”), a wholly-owned subsidiary of the Company, to participate in the CASH Plan except with respect to any Employer Discretionary Contributions, and credit eligibility and vesting service for service with Kindle Incorporated, the predecessor of Infresco, (f) permit active participants to receive in-service distributions on or after age fifty-nine and one-half (59-1/2) regardless of hardship, and (g) permit the use of forfeitures to satisfy Employer Discretionary Contributions.

Effective March 31, 1997, the CASH Plan was again completely amended and restated to (a) incorporate all amendments made to the Plan since its most recent amendment and restatement effective March 31, 1992, (b) in connection with further acquisitions by the Company, set forth the rights of those employees of the acquired companies who became employees of the Company and participants in the CASH Plan as a result of said acquisitions, and (c) bring the provisions of the CASH Plan into compliance with the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the

Retirement Protection Act of 1994 (“RPA”), the Small Business Job Protection Act of 1996 (“SBJPA”), and the Taxpayer Relief Act of 1997 (“TRA’97”).

Subsequent to the March 31, 1997 amendment and restatement, the Plan was amended in connection with further acquisitions by the Company to set forth the rights of those employees of the acquired companies who became employees of the Company and participants in the CASH Plan as a result of said acquisitions.

The purpose of this amendment and restatement of the CASH Plan is to (a) incorporate all amendments made to the Plan since its most recent amendment and restatement, (b) remove certain optional forms of distribution as permitted by Code Section 411(d)(6) and the regulations promulgated thereunder, (c) improve the distribution options under the Plan by permitting Participants to elect to receive their distributions at any time after termination of employment, subject to the applicable requirements of Code Section 401(a)(9) and the regulations promulgated thereunder, (d) make certain additional technical changes, and (e) bring the provisions of the CASH Plan into compliance with the provisions of the Internal Revenue Restructuring and Reform Act of 1998 (“IRRA”), and thereby ensure that the Plan and the Trust created thereunder continue to be qualified and tax-exempt, respectively, under Sections 401(a), 401(k) and 501(a) of the Code.

The terms of this amended and restated Plan shall apply only with respect to employees who are in the employ of the Company on or after the effective date of this amendment and restatement, which effective date shall, except as otherwise provided in the Appendix attached to this Plan and made a part hereof, be March 31, 1997.  In addition, any actions which have been taken under this Plan prior to March 31, 1997, including but not limited to, the making of any distributions, loans, or contributions thereunder, shall be governed by the terms of the Plan then in effect.

The purposes of the CASH Plan were, and continue to be, to continue the benefits that were provided under the Prior Plans and to allow participants to contribute a portion of their salaries, on a pre-tax basis, in order to accumulate capital for their retirement.  The CASH Plan and the Trust created thereunder are intended to meet the applicable requirements of Sections 401(a), 401(k) and 501(a) of the Code.

ARTICLE I

GENERAL DEFINITIONS

The following terms shall have the meanings specified below, unless the context otherwise requires.

1.1                                 Beneficiary means an individual or other entity designated by a Participant in accordance with the procedure described in Section 7.5 hereof or, in the absence of any such designation, the estate of such Participant.

1.2                                 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.3                                 Committee means the individuals appointed by the Employer pursuant to Section 10.1(a), and when appropriate, such term shall include any individual to whom fiduciary responsibilities shall have been delegated in accordance with Section 10.1(g) or (h).

1.4                                 (a)                                  Compensation means for any Plan Year, except as otherwise provided Section 4.6(a) or the Plan, the basic compensation (excluding overtime pay, commissions or bonuses, but including Pre-Tax Contributions made pursuant to Section 4.1 and elective contributions made by the Employer on behalf of an Employee that are not included in the Employee’s gross income under Section 125 of the Code) paid to an Employee by the Employer during such Plan Year.

(b)                                 Notwithstanding anything in this Plan to the contrary, the amount of Compensation which may be taken into account for any Participant in any Plan Year shall not exceed $160,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code and any Treasury Regulations or other notices or rulings promulgated thereunder; provided, however, that the cost-of-living adjustment in effect for a calendar year shall apply with respect to the Plan Year beginning in such calendar year.  If Compensation shall be determined over a period that contains less than twelve (12)

calendar months, then the annual Compensation limit shall be an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is twelve (12).  With respect to Pre-Tax, Employer Matching and Voluntary Contributions, the Committee may apply the limitation set forth in this paragraph (b) by prorating the applicable limitation, as adjusted, for a Plan Year over the number of pay periods during the Plan Year.

1.5                                 Disability means an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.  For this purpose, the Committee may require a certification from a physician regarding such Disability, and the

Committee’s determination as to whether Disability exists shall be conclusive.

1.6                                 Effective Date of this amended and restated Plan means March 31, 1997, except as otherwise provided in the Appendix attached to, and made a part of, this Plan.

1.7                                 Employee means any individual employed by the Employer, except that such term shall not include an independent contractor, any individual with a written service (as opposed to employment) agreement, or any individual employed by the Employer on an hourly basis.  Notwithstanding anything herein or the Plan to the contrary, any individual who is not reported on the Employer’s payroll records as a common law employee shall not be eligible to participate in this Plan in any respect during the period of classification as an independent contractor or individual with a written service agreement, in the event that a court or administrative agency subsequently determines that such individual was a common law employee for all or a part of that period.

1.8                                 Employer means Computer Associates International, Inc., a Delaware corporation, any successor (by merger, consolidation, purchase or otherwise) to such corporation which shall have assumed the obligations of such corporation under this Plan, and, except as otherwise provided, any Related Company which shall have adopted the Plan with respect to its Employees with the approval of Computer Associates International, Inc. or the Executive Committee of the Board of Directors of Computer Associates International, Inc.  (For the period prior to May 29, 1981, Computer Associates International, Inc. was known as Trans-American Computer Associates, Inc.)

1.9                                 Employer Contributions mean Employer Discretionary Contributions and Employer Matching Contributions.

1.10                           Employer Discretionary Contributions mean those contributions made to the Plan by the Employer on behalf of a Participant pursuant to Section 4.5.

1.11                           Employer Matching Contributions mean those contributions made to the Plan by the Employer on behalf of a Participant pursuant to Section 4.4.

1.12                           ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.13                           Highly Compensated Employee means an Employee as described in Section 4.10(a)(ii)(B).

1.14                           Hour of Service means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or a Related Company.

1.15                           Normal Retirement Age means, with respect to any Participant, the first day of the month during which he attains age sixty-five (65).

1.16                           One Year Break-in-Service means a twelve (12) consecutive-month Period of Severance, except as otherwise provided in (a) and (b) below.

(a)                                  Notwithstanding anything in this Section 1.16 to the contrary, in the case of an Employee who is absent from employment for maternity or paternity reasons, the twelve (12) consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break-In-Service.  For the purposes of this subsection, an absence from employment for maternity or paternity reasons means an absence (i) because of the pregnancy of the Employee, (ii) because of the birth of a child of the Employee, (iii) because of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for the purpose of caring for such child for a period beginning immediately after such birth or placement.

The Committee, within a reasonable period of time after a maternity or paternity leave of absence as described above, may require the Employee to furnish evidence satisfactory to the Committee, such as a doctor’s statement, which establishes that such absence was taken for maternity or paternity reasons as set forth hereinbefore and which sets forth the number of days of such absence.  If the Employee fails to submit such evidence within a reasonable period of time after such request, such absence shall be deemed not to have occurred for maternity or paternity reasons for purposes of this Section 1.16.

(b)                                 Notwithstanding anything in this Section 1.16 to the contrary, an Employee who is reemployed pursuant to USERRA shall be treated as not having incurred a One Year

Break-in-Service by reason of any period of Qualified Military Service.

1.17                           Participant means an Employee who participates in the Plan pursuant to the provisions of Article III and shall also include individuals whether or not Employees who have amounts to their credit which have not been distributed to them or their Beneficiaries.

1.18                           Period of Separation means a period of time commencing with the date an Employee separates from service with the Employer and ending with the date such Employee resumes employment with the Employer.

1.19                           Period of Service means, for purposes of determining an Employee’s initial or continued eligibility to participate in the Plan, the time period commencing with the Employee’s Employment Commencement Date with the Employer and ending on the date a Period of Severance begins.  An Employee’s

Employment Commencement Date shall be that date on which he renders his first Hour of Service for the Employer.  A Period of Service for these purposes includes a Period of Separation of less than twelve (12) consecutive months.  In the case of an Employee who separates from service with the Employer and later resumes employment with the Employer, the Period of Service prior to his resumption of employment shall be aggregated only if such Employee is a Re-employed Individual.  In the case of an Employee who separates from service with the Employer, later resumes employment with the Employer and is not a Re-employed Individual, for the purpose of determining such Employee’s Period of Service, such Employee’s Employment Commencement Date shall be the date on which such Employee renders his first Hour of Service with the Employer upon his resumption of employment.  An Employee’s Period of Service shall include service with a Related Company, and where required in order to compute any Employee’s Period of Service, the term Employer shall include a Related Company.

1.20                           Period of Severance means a period of time commencing with the earlier of:

(a)                                  the date an Employee separates from service with the Employer by reason of quitting, retirement, death or discharge, or

(b)                                 the date twelve (12) months after the date an Employee separates from service with the Employer for any other reason, and ending, in the case of an Employee who separates from service with the Employer by reason other than death, with the date such Employee resumes employment with the Employer.

1.21                           Plan means the Computer Associates Savings Harvest Plan (the “CASH Plan”), which is intended to be a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the

Code, and, where applicable, shall also include prior plans referred to in the PREAMBLE of this Plan document.

1.22                           Plan Year means the taxable year of the Plan commencing on March 31 and ending on the following March 30.

1.23                           Pre-Tax Contributions mean those contributions made by the Employer on behalf of a Participant in accordance with the provisions of Section 4.1.

1.24                           Qualified Military Service means any service in the uniformed services, as defined under USERRA, by an Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

1.25                           Re-Employed Individual means a person who, after having separated from service, resumes employment with the Employer,

(a)                                  with any vested interest in his Employer Matching Account or Employer Discretionary Contribution Account, or

(b)                                 with no such vested interest, and who resumes such employment either (i) before incurring five (5) consecutive One Year Breaks-in-Service, or (ii) after incurring five (5) consecutive One Year Breaks-in-Service but before his latest Period of Severance equals or exceeds his Period of Service.

1.26                           Related Company means any corporation which is (a) a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code, as modified by Section 415(h) of the Code solely for purposes of Section 5.5) of which the Employer is a member, (b) any trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code, as modified by Section 415(h)

of the Code solely for purposes of Section 5.5) with the Employer, (c) any business organization which together with the Employer forms an affiliated service group (within the meaning of Section 414(m) of the Code), and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.27                           Rollover Contributions mean those contributions made to the Plan on behalf of a Participant or Employee in accordance with Section 4.12.

1.28                           Salary Reduction Agreement means an agreement between a Participant and the Employer as described in Section 4.2.

1.29                           Trust means the trust organized in the State of New York which forms a part of this Plan and to which contributions are made by the Employer in respect of Participants and from which payments are made to Participants and their Beneficiaries pursuant to the provisions of this Plan.

1.30                           Trustee means, at any time, the trustee or trustees of the Trust then in office.

1.31                           USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as may be amended from time to time.

1.32                           Valuation Date means each calendar day of each Plan Year (excluding Saturday, Sunday and any day on which the New York Stock Exchange shall be closed), or any other date or dates selected from time to time by the Committee.

1.33                           Voluntary Contributions mean those contributions made to the Plan on behalf of a Participant in accordance with Section 4.7.

ARTICLE II

OBJECTIVE OF THE PLAN

2.1                                 The objective of this Plan is to provide a source of retirement income for Participants and their Beneficiaries, if any, and to enable Participants to share in the profits of the Employer.

2.2                                 The Plan is for the exclusive benefit of Participants and their Beneficiaries, if any, and, except as provided in Section 9.6, at no time prior to the satisfaction of all liabilities under the Plan to them may any Plan assets be used for or diverted to any purpose other than for their exclusive benefit.

ARTICLE III

PARTICIPATION

3.1                                 Eligibility.

(a)                                  Each Employee who was a Participant in the Plan as of March 30, 1997 shall continue to be a Participant in accordance with the terms of this amended and restated Plan.

(b)                                 Except as otherwise provided in paragraph (c) below, each other Employee shall be eligible to participate in the Plan

(i)                                     with respect to Pre-Tax Contributions, on the date such Employee completes his first Hour of Service; and

(ii)                                  with respect to Employer Matching Contributions, Employer Discretionary Contributions, and Voluntary Contributions, on the date such Employee completes a Period of Service of one year; provided, however, that, commencing effective July 1, 2001, an Employee shall be eligible to participate with respect to Voluntary

Contributions on the date the Employee completes his first Hour of Service.

(c)                                  Notwithstanding anything herein to the contrary, an Employee shall not be eligible to participate in the Plan if such Employee is

(i)                                     included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer (unless such collective bargaining agreement calls for the inclusion of such employees herein); or

(ii)                                  a non-resident alien receiving no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

3.2                                 Date of Participation.

(a)                                  (i)                                     With respect to Pre-Tax Contributions, an Employee shall become a Participant on the first day of the calendar month following his completion of the eligibility requirements set forth in Section 3.1(b)(i); provided, however, that the Employee must be actively employed by the Employer on such date in order to become a Participant on such date.  Notwithstanding the preceding, commencing effective July 1, 2001, an Employee shall become a Participant with respect to Pre-Tax Contributions on the date he completes the eligibility requirements under Section 3.1(b)(i).

(ii)                                  Except as provided in Section 3.1(c), an Employee who separates from service with the Employer and resumes employment with the Employer shall become a Participant with respect to Pre-Tax Contributions in accordance with subparagraph (i) above upon his satisfaction of the eligibility requirements set forth in Section 3.1(b)(i) after his resumption of employment with the Employer.

(b)                                 (i)                                     With respect to Employer Matching Contributions, Employer Discretionary Contributions, and Voluntary Contributions, an Employee shall become a Participant on the first day of the calendar month following the anniversary of the date he completes the eligibility requirements set forth in Section 3.1(b)(ii); provided, however, that the Employee must be actively employed by the Employer on such date in order to become a Participant on such date.  Notwithstanding anything herein to the contrary, commencing effective July 1, 2001, an Employee shall become a Participant with respect to Voluntary Contributions on the date he completes such eligibility requirements.

(ii)                                  Except as provided in Section 3.1(c), a Re-employed Individual who completed a Period of Service of one year before his Period of Severance began shall become eligible to participate on the date his Period of Severance ends.

(c)                                  Notwithstanding anything herein to the contrary, no Pre-Tax Contributions, Employer Matching Contributions, or Voluntary Contributions shall be made on behalf of a Participant until he has filed, in the case of Pre-Tax and Employer Matching Contributions, a Salary Reduction Agreement, and in the case of Voluntary Contributions, a payroll deduction agreement with the Employer specifying the percentage by which his Compensation is to be reduced to provide for Pre-Tax Contributions or Voluntary Contributions, as applicable.  If an Employee fails to file a Salary Reduction Agreement with respect to Pre-Tax Contributions or a payroll deduction agreement with respect to Voluntary Contributions prior to the date he first becomes eligible to participate in the Plan with respect to such Contributions, he shall be eligible for Pre-Tax Contributions, Employer Matching Contributions and Voluntary Contributions, as applicable, for the payroll period commencing as soon as practicable after the date he files a Salary Reduction Agreement or payroll deduction agreement, as applicable, with the Employer.

ARTICLE IV

CONTRIBUTIONS TO THE PLAN

4.1                                 Pre-Tax Contributions.

(a)                                  Subject to the restrictions and limitations set forth under Sections 4.9(d), 4.10(a) and Section 4.11, the Employer shall make Pre-Tax Contributions on behalf of each Participant in an amount equal to the amount by which such Participant’s Compensation has been reduced pursuant to the Salary Reduction Agreement entered into between the Employer and the Participant pursuant to Section 4.2; provided, however, that for each calendar year, in no event shall Pre-Tax Contributions made on behalf of any Participant exceed $9,500, as may be adjusted from time to time by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code.  Pre-Tax Contributions not exceeding five percent (5%) of the Participant’s Compensation shall be referred to as “Basic Pre-Tax Contributions” and Pre-Tax Contributions in excess of five percent (5%) of the Participant’s

Compensation shall be referred to as “Supplemental Pre-Tax Contributions.”

(b)                                 (i)                                     If the amount of Pre-Tax Contributions made on behalf of a Participant for a calendar year exceeds $9,500, as adjusted, such excess (and the income allocable thereto) shall be distributed to such Participant no later than the April 15th first following such calendar year.  Not- withstanding anything herein to the contrary, (A) any excess Pre-Tax Contributions that may be distributed to a Participant pursuant to this paragraph (b) for a calendar year shall be reduced by any Excess Pre-Tax Contributions previously distributed to, or recharacterized on behalf of, such Participant pursuant to Section 4.10(a)(iv) for the Plan Year beginning with or within such calendar year and (B) any Pre-Tax Contributions distributed as excess Annual Additions pursuant to Section 4.11(b)(ii)

shall be disregarded in determining whether the $9,500 limitation, as adjusted, is exceeded.

(ii)                                  For the purpose of this paragraph (b), the income allocable to excess Pre-Tax Contributions for a calendar year shall be equal to the sum of the allocable gains or losses for such calendar year, which shall be determined pursuant to (A) or (B) as follows:

(A)                              By multiplying the income or loss for the calendar year allocable to the Participant’s Pre-Tax Contribution Account by a fraction, the numerator of which is the Participant’s excess Pre-Tax Contributions for the calendar year and the denominator of which is the sum of (1) the Participant’s Pre-Tax Contribution Account as of the beginning of the calendar year and (2) the Participant’s Pre-Tax Contributions for said calendar year.

(B)                                Pursuant to the method of allocating income or losses to Participants’ Accounts as set forth in Section 5.3.

The Committee shall have the complete discretion to determine which of the methods set forth under (A) or (B) above shall be used with respect to a calendar year, provided that the method chosen is applied in a nondiscriminatory manner and consistently for all Participants and all distributions of excess Pre-Tax Contributions for the calendar year.

4.2                                 Salary Reduction Agreements.  Each Participant who desires to have the Employer make Pre-Tax Contributions on his behalf shall enter into a written Salary Reduction Agreement with the Employer which, subject to the provisions of Section 4.3, will be applicable to payroll periods commencing as soon as practicable after the date the Salary Reduction Agreement is filed with the Employer. Subject to the provisions of Section 4.1, the terms of any Salary Reduction Agreement shall provide that the Participant agrees to accept a reduction in his Compensation equal to any whole percentage not less than two percent (2%) or greater than fifteen percent (15%).  In consideration of such Agreement, the Employer shall make Pre-Tax Contributions to the Participant’s Account for each payroll period during which the Salary Reduction Agreement is in force, in an amount equal to the total amount by which the Participant’s Compensation was reduced during such payroll period.

4.3                                 Amendment and Revocation of Salary Reduction Agreements.

(a)                                  The Employer may amend or revoke, at any time, its Salary Reduction Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, with any Participant who is a Highly Compensated Employee, if the Committee determines that such amendment or revocation is necessary to insure that the non-discrimination tests set forth in Section 4.10 are satisfied for any Plan Year.

(b)                                 The Employer may at any time amend or revoke its Salary Reduction Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, with a Participant if the Employer determines that such amendment or revocation is necessary to insure that a Participant’s Annual Additions will not exceed the limitations under Section 4.11.

(c)                                  A Participant may amend his Salary Reduction Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, not more than one time during each calendar quarter, to increase, decrease, or revoke the amount of Pre-Tax Contributions or Voluntary Contributions made to the Plan on his behalf; provided, however, that effective commencing July 1, 2001, any such amendment may be made by the Participant at any time.  Any amendment hereunder shall become effective for the payroll period commencing as soon as practicable following receipt by the Employer of notice of the amendment.

4.4                                 Employer Matching Contributions.  Subject to the restrictions and limitations of Sections 4.9(d), 4.10(b) and Section 4.11, the Employer shall contribute to the Plan on behalf of each Participant as a “Matching Contribution,” an amount equal to fifty percent (50%) of such Participant’s Basic Pre-Tax Contributions, reduced by any amounts allocated to such Participant’s Account pursuant to Section 6.4; provided, however, that if a Participant’s Basic Pre-Tax Contributions during a Plan Year shall be limited to an amount less than five (5%) percent of the Participant’s Compensation due to the $9,500 (as adjusted) limitation set forth under Section 4.1(a), then such Employer Matching Contribution shall be determined on the first five percent (5%) of the aggregate of the Participant’s Basic Pre-Tax Contributions and Voluntary Contributions pursuant to Section 4.7.  In no event shall the Employer Matching Contribution for a Plan Year exceed two and one-half percent (2-1/2%) of the Participant’s Compensation.

4.5                                 Employer Discretionary Contributions.  In addition to the Contributions provided for in Sections 4.1 and 4.4 and subject to the restrictions and limitations of Sections 4.9(d) and 4.11, the Employer may contribute to the Plan in respect of each Plan Year, as an “Employer Discretionary Contribution,” an amount as the Board of Directors of Computer Associates International, Inc. shall, in its sole discretion, determine.

4.6                                 Allocation of Employer Discretionary Contributions.

(a)           (i)            Subject to the restrictions and limitations of Section 4.11 and subject to paragraph (b) below, for each Plan Year during which an Employer Discretionary Contribution is made, each Participant’s Employer Discretionary

Contribution Account shall be credited, at the end of such Year, with that portion of the Employer Discretionary Contribution for such Plan Year which bears the same ratio to such Contribution as each Participant’s Compensation (as defined in subparagraph (ii) below) for such Plan Year bears to the Compensation (as defined in subparagraph (ii) below) of all Participants for such Plan Year.

(ii)           For purposes of this Section 4.6 and subject to the limitation set forth in Section 1.4(b), Compensation means the Participant’s rate of basic or regular compensation (excluding overtime pay, commissions or bonuses, but including Pre-Tax Contributions and elective contributions made by the Employer on behalf of an Employee that are not included in the Employee’s gross income under Section 125 of the Code) in effect on the last day of such Plan Year;  provided, however, that in the case of an Employee who enters or re-enters the Plan on a date other than the first day of the Plan Year, such

Participant’s Compensation hereunder for such Plan Year shall be multiplied by a fraction, the numerator of which is the number of months in such Plan Year during which the Employee was a Participant and the denominator of which is twelve (12).

(b)                                 Notwithstanding anything herein to the contrary, no allocation shall be made for any Plan Year with respect to any Participant whose employment terminated during such Plan Year, unless such Participant shall have resumed employment during such Plan Year and shall be employed at the end of such Plan Year.

(c)                                  Notwithstanding anything herein to the contrary, if the Plan shall fail to meet the applicable requirements of either Section 410(b)(1) or Section 410(b)(2)(A)(i) of the Code and the regulations promulgated thereunder due to the fact that Employer Discretionary Contributions for the Plan Year have not been allocated to a sufficient number or percentage of Participants for such Plan Year, then the following provisions shall apply:

(i)            The group of Participants eligible to receive an allocation of Employer Discretionary Contributions for the Plan Year shall, to the extent necessary to satisfy the requirements described above, be expanded to include Participants who are not actively employed by the Employer on the last day of the Plan Year, beginning with those Participants whose date of termination during such Plan Year was closest to the last day of such Plan Year.

(ii)           In the event that the provisions of this paragraph (c) shall be applied during a Plan Year, such provisions shall be deemed to be a retroactive amendment to the Plan adopted by the last day of such Plan Year.  In no event shall the application of this paragraph (c) result in the elimination or reduction of benefits under Section 411(d)(6) of the Code and the regulations promulgated thereunder.

4.7                                 Voluntary Contributions.  Subject to the restrictions and limitations of Sections 4.10(b) and 4.11, a Participant may, on such forms as prescribed by the Committee, elect to make Voluntary Contributions to the Plan on an after-tax basis through regular payroll deductions in an amount equal to any whole percentage not less than two percent (2%) or greater than fifteen percent (15%) of the Participant’s Compensation for the Plan Year.  Notwithstanding anything in this Section or Section 4.3 to the contrary, in no event shall the total amount of Pre-Tax Contributions, pursuant to Sections 4.1 and 4.2, and Voluntary Contributions for any Plan Year exceed fifteen percent (15%) of the Participant’s Compensation.

4.8                                 Make-Up Contributions.  In the event that the Committee determines prior to the close of any Plan Year that additional Pre-Tax Contributions may be made on behalf of any

Participant, or that any Participant may make additional Voluntary Contributions without violating the provisions of Section 4.10 or Section 4.11, such Participants may be permitted, within the sole discretion of the Committee which shall be granted in a uniform and nondiscriminatory manner, to revise their Salary Reduction Agreements, on a prospective basis only, or to make an additional Voluntary Contribution, in accordance with a uniform procedure for such Plan Year established by the Committee.

4.9                                 Form, Payment and Timing of Contributions to the Trust.

(a)                                  Pre-Tax Contributions, Voluntary Contributions and Employer Matching Contributions shall be made in cash; provided, however, that Employer Matching Contributions to the Company Stock Fund (as set forth in Section 10.4) may be made in shares of common stock of Computer Associates International, Inc.

(b)                                 Employer Discretionary Contributions may be made in cash and/or in kind, including, in the case of such Contributions to the Company Stock Fund (as set forth in Section 10.4), shares of common stock of Computer Associates International, Inc.;  provided, however, that no Contribution in kind may be made which would violate the prohibited transaction rules of Section 4975 of the Code, or the corresponding rules under Section 406 of ERISA.

(c)                                  Contributions pursuant to paragraphs (a) and (b) above shall be deposited into the Trust Fund at the time and in accordance with procedures established by the Committee, subject to the following:

(i)            Contributions pursuant to paragraph (a) shall be deposited into the Trust Fund as soon as practicable following the end of the payroll period with respect to which the Participant’s Compensation was reduced pursuant to the Salary Reduction Agreement or payroll deduction agreement, but not later than the time prescribed by law for the contribution of such amounts to the Plan; and

(ii)           Contributions pursuant to paragraphs (a) and (b) above shall be deposited into the Trust Fund no later than the time prescribed by law for filing the Employer’s Federal income tax return for the taxable year for which the applicable Contribution is made, including extensions thereof.

(d)                                 The aggregate of Pre-Tax Contributions, Employer Matching Contributions and Employer Discretionary Contributions for any Plan Year shall not exceed the lesser of (i) the maximum amount deductible by the Employer under Section 404(a)(3)(A) of the Code as in effect for the Plan Year, including any carryover deduction allowed thereunder, or (ii) the maximum amount permissible under Section 4.11.

4.10                           Non-discrimination Tests.

(a)           (i)                                     As of each Valuation Date (or at such other intervals as it shall deem proper), the Committee shall review the amount of Pre-Tax Contributions made to the Plan on behalf of Participants in order to insure that one of the following non-discrimination tests, pursuant to Section 401(k)(3) of the Code, will be satisfied as of the end of the Plan Year:

(A)                              the Actual Deferral Percentage (as hereinafter defined) for Highly Compensated Employees eligible to participate in the Plan for the Plan Year is not more than the Actual Deferral Percentage for the group of all other Employees eligible to participate in the Plan for the preceding Plan Year multiplied by 1.25; or

(B)                                the Actual Deferral Percentage for Highly Compensated Employees eligible to participate in the Plan for the Plan Year does not exceed the Actual Deferral

Percentage for the group of all other Employees eligible to participate in the Plan for the preceding Plan Year by more than two (2) percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Employees eligible to participate in the Plan for the Plan Year is not more than the Actual Deferral percentage for the group of all other Employees eligible to participate in the Plan for the preceding Plan Year multiplied by 2.

Notwithstanding anything herein to the contrary, the Employer or Committee may elect in Appendix B, which is attached to the Plan and made a part hereof, to use the current Plan Year (“current year testing method”) instead of the preceding Plan Year (“prior year testing method”) under the aforesaid tests for a Plan Year; provided, however, that with respect to Plan Years commencing after December 31, 2001 and except as may otherwise be provided in any applicable notices or other pronouncements, if such election is made, it may not be changed except as provided by the Secretary of the Treasury.

(ii)                                  For purposes of the preceding paragraph (a)(i):

(A)                              Actual Deferral Percentage means, with respect to the group of Highly Compensated Employees eligible to participate in the Plan and the group of all other Employees eligible to participate in the Plan, the average of the ratios (calculated separately for each Employee in each group) of the Pre-Tax Contributions made on behalf of each such Employee for the Plan Year (including any excess Pre-Tax Contributions distributed under Section 4.1(b) to Participants who are Highly Compensated Employees and excluding any such distributions to Participants who are not Highly Compensated Employees and any Pre-Tax

Contributions distributed as excess Annual Additions pursuant to Section 4.11(b)(ii)) to such Employee’s Compensation for such Plan Year.  For purposes of this subparagraph (A), Compensation means compensation within the meaning of Section 414(s) of the Code and any regulations promulgated thereunder by the Secretary of the Treasury.  The period which shall be used to determine Compensation for purposes of this subparagraph (A) for a Plan Year shall, in the discretion of the Committee, be either such Plan Year or the calendar year ending within such Plan Year; provided, however, that selection of the period described herein by the Committee shall be uniformly applied to determine the Compensation of each eligible Employee for such Plan Year.

(B)                                Highly Compensated Employee means any Employee, including an employee of a Related Company, who (1) during the Plan Year for which a determination is being made or the preceding Plan Year was at any time a five percent (5%) owner (as defined in Section 416(i)(l) of the Code) of the Employer, or (2) for the preceding Plan Year (a) received Compensation (as defined below) from the Employer in excess of $80,000, as adjusted pursuant to Section 414(q)(1) of the Code, and (b) if the Employer or Committee elects the application of this clause (b) in Appendix B which is attached to and made a part of the Plan, was, for such preceding Year, in the group consisting of the top twenty percent (20%) of the Employees ranked on the basis of Compensation paid during such Plan Year.

In determining the number of Employees in the top-paid group under clause (B)(2) above, the following Employees shall be excluded: (i) Employees who have not completed at least six (6) months of service; (ii) Employees who normally work less than seventeen and one-half (17-1/2) hours per week; (iii) Employees who normally work during not more than six (6) months during any Plan Year; (iv) Employees who have not attained age twenty-one (21); and (v) except to the extent provided in regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.  Except as provided by the Secretary of the Treasury, the Employer may elect to apply (1), (2), (3), or (4) herein by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified.

A former Employee shall be a Highly Compensated Employee if such Employee was a Highly Compensated Employee upon separation from service or at any time after attaining age fifty-five (55).

For purposes of this subparagraph (B), Compensation means compensation within the meaning of Section 414(q)(4) of the Code.  In addition, the determination of Highly Compensated Employees, including the determination of the number and identity of Employees in the top-paid group, shall be made in accordance with the regulations promulgated under Section 414(q) of the

Code, and any other applicable pronouncements promulgated by the Secretary of the Treasury.

For purposes of this subparagraph (ii), Employees shall not include Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

Notwithstanding anything in this subparagraph (ii) to the contrary, for purposes of determining Highly Compensated Employees under this subparagraph (ii), the calendar year calculation election set forth in paragraph (b) of Q&A-14 of Treas. Reg. Section 1.414(q)-1T may apply as elected in Appendix B which is attached to and made a part of the Plan.

(iii)                               In the event the Committee determines, based upon a review of the Actual Deferral Percentages, that the non-discrimination tests set forth in paragraph (a)(i) above will not be met by the end of the Plan Year, it shall notify the Employer to take measures pursuant to Section 4.3(a) in order to insure compliance with the non-discrimination rules of Section 401(k)(3) of the Code.

(iv)                              (A)                              If, after the close of a Plan Year, there are Excess Pre-Tax Contributions (as defined in (C) below) due to the failure to meet either of the non-discrimination tests set forth in paragraph (a)(i) of this Section 4.10, then, within two and one-half (2-1/2) months of the close of such Plan Year, such Excess Pre-Tax Contributions (and any income allocable thereto) shall be distributed to Highly Compensated Employees on the basis of the respective portions of the Excess Pre-Tax Contributions attributable to each such Employee by reducing the

Pre-Tax Contributions made on behalf of Highly Compensated Employees beginning with the highest of such Pre-Tax Contributions, until all of such Excess Pre-Tax Contributions have been distributed; provided, however, that in lieu of such distribution, such Highly Compensated Employees may be permitted, in accordance with Section 401(k)(8)(A)(ii) of the Code and the regulations promulgated thereunder, to elect to have such Excess Pre-Tax Contributions recharacterized as Voluntary Contributions, subject to the provisions of paragraph (b) of this Section 4.10 and Section 4.11.  Notwithstanding anything herein to the contrary, any Excess Pre-Tax Contributions that may be distributed or recharacterized pursuant to this paragraph (iv) with respect to a Participant for a Plan Year, shall be reduced by any excess Pre-Tax Contributions previously distributed to such Participant pursuant to Section 4.1(b) for the calendar year ending with or within such Plan Year.

(B)                                For the purpose of this subparagraph (iv), the income allocable to Excess Pre-Tax Contributions for a Plan Year shall be equal to the sum of the allocable gains or losses for such Plan Year, which shall be determined pursuant to (1) or (2) as follows:

(1)                                  By multiplying the income or loss for the Plan Year allocable to the Participant’s Pre-Tax Contribution Account by a fraction, the numerator of which is the Participant’s Excess Pre-Tax Contributions for the Plan Year and the denominator of which is the sum of (a) the Participant’s Pre-Tax Contribution Account as of the beginning of the Plan Year and (b) the Participant’s Pre-Tax Contributions for said Plan Year.

(2)                                  Pursuant to the method of allocating income or losses to Participants’ Accounts as set forth in Section 5.3.

The Committee shall have the complete discretion to determine which of the methods set forth under (1) or (2) above shall be used with respect to a Plan Year, provided that the method chosen is applied in a nondiscriminatory manner and consistently for all Participants and all distributions of Excess Pre-Tax Contributions for the Plan Year.

(C)                                For purposes of this paragraph (iv), “Excess Pre-Tax Contributions” means, with respect to a Plan Year, the aggregate amount of Pre-Tax Contributions actually paid over to the Plan on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of Pre-Tax Contributions permitted under the non-discrimination tests set forth in paragraph (a)(i) of this Section 4.10 for such Plan Year.

(b)                                 (i)                                     As of each Valuation Date (or at such other intervals as it shall deem proper), the Committee shall review the amount of Employer Matching Contributions and

Voluntary Contributions made to the Plan during the Plan Year in order to insure that the Contribution Percentage (as hereinafter defined) for Highly Compensated Employees eligible to participate in the Plan for the Plan Year does not exceed, pursuant to Section 401(m)(2)(A) of the Code, the greater of

(A)                              one hundred twenty-five percent (125%) of the Contribution Percentage for all other Employees eligible to participate in the Plan for the preceding Plan Year, or

(B)                                the lesser of (1) two hundred percent (200%) of the Contribution Percentage for all other Employees eligible to participate in the Plan for the preceding Plan Year, or (2) the Contribution Percentage for all other Employees eligible to participate in the Plan for the preceding Plan Year plus two (2) percentage points.

Notwithstanding anything herein to the contrary, the Employer or Committee may elect in Appendix B, which is attached to the Plan and made a part hereof, to use the current Plan Year (“current year testing method”) instead of the preceding Plan Year (“prior year testing method”) under the aforesaid tests for a Plan Year; provided, however, that with respect to Plan Years commencing after December 31, 2001 and except as may otherwise be provided in any applicable notices or other pronouncements, if such election is made, it may not be changed except as provided by the Secretary of the Treasury.

(ii)                                  For the purposes of the preceding paragraph (b)(i), “Contribution Percentage” means, with respect to the group of Highly Compensated Employees eligible to participate in the Plan and the group of all other Employees eligible to participate in the Plan, the average of the ratios (calculated separately for each Employee in each group) of the sum of Employer Matching Contributions and Voluntary Contributions allocated to each such Employee’s Account for the Plan Year (excluding any Voluntary Contributions distributed as excess Annual Additions pursuant to Section 4.11(b)(i)), to such Employee’s Compensation for such Plan Year.  For purposes of this paragraph (ii), Compensation means compensation within the meaning of Section 414(s) of the Code and any regulations promulgated thereunder by the Secretary of the Treasury.  The period which shall be used to determine Compensation for purposes of this paragraph (ii) for a Plan Year shall, in the discretion of the Committee, be either such Plan Year or the calendar year ending within such Plan Year; provided, however, that selection of the period described herein by the Committee shall be uniformly applied to determine the Compensation of each eligible Employee for such Plan Year.

(iii)                               (A)                              If, after the close of a Plan Year, there are Excess Aggregate Contributions (as defined in (C) below) due to the failure to meet the non-discrimination test set forth in the preceding paragraph (b)(i) of this Section 4.10, then, within two and one-half (2-1/2) months of the close of such Plan Year, such Excess Aggregate Contributions (and any income allocable thereto) shall be distributed to Highly Compensated Employees on the basis of the respective portions of Excess Aggregate Contributions attributable to each such Employee by reducing such Contributions for Highly Compensated Employees beginning with the highest of such Contributions until all of such Excess Aggregate Contributions have been distributed.

(B)                                For the purpose of this paragraph (iii), the income allocable to Excess Aggregate Contributions for a Plan Year shall be equal to the sum of the allocable gains or losses for such Plan Year, which shall be determined pursuant to (1) or (2) as follows:

(1)                                  By multiplying the income or loss for the Plan Year allocable to the Participant’s Voluntary Contribution Account and the Participant’s Employer Matching Contribution Account by a fraction, the numerator of which is the Participant’s Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (a) the Participant’s Employer Matching and Voluntary Contribution Accounts as of the beginning of the Plan Year and (b) the Participant’s Employer Matching and Voluntary Contributions for said Plan Year.

(2)                                  Pursuant to the method of allocating income or losses to Participants’ Accounts as set forth in Section 5.3.

The Committee shall have the complete discretion to determine which of the methods set forth under (1) or (2) above shall be used with respect to a Plan Year, provided that the method chosen is applied in a nondiscriminatory manner and consistently for all Participants and all distributions of Excess Aggregate Contributions for the Plan Year.

(C)                                For purposes of this paragraph (iii), “Excess Aggregate Contributions” means, with respect to any Plan Year, the aggregate amount of Employer Matching Contributions and Voluntary Contributions actually paid to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such Contributions permitted under the non-discrimination test set forth in paragraph (b)(i) of this Section 4.10 for such Plan Year.

(c)                                  Notwithstanding anything herein to the contrary, all or any portion of Employer Matching Contributions made to the Plan during the Plan Year may, in accordance with the regulations promulgated under Sections 401(k) and 401(m) of the Code, be treated as Pre-Tax Contributions for purposes of the nondiscrimination test set forth in paragraph (a) above for the Plan Year, and to the extent so treated shall (i) not be subject to the nondiscrimination test set forth in paragraph (b) above for the Plan Year, (ii) be allocated to the Participant’s Pre-Tax Contribution Account, and (iii) be subject to all of the vesting and distribution requirements relating to Pre-Tax Contributions under the terms of this Plan.

(d)                                 The non-discrimination tests set forth under this Section 4.10 shall be subject, if applicable, to the regulations set forth under Section 401(m) of the Code relating to the multiple use of alternative limitations under Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code.

(e)                                  Notwithstanding anything in this Section or this Article to the contrary and subject to the limitations set forth in Section 4.9(d) and Section 4.11, the Employer may, in accordance with the regulations promulgated under Sections 401(k) and (m) of the Code, make Qualified Nonelective Contributions (as defined hereinafter) to the Plan for any Plan Year on behalf of eligible Employees who are not Highly Compensated Employees and considered under such tests, if the Employer shall determine that such Contributions are necessary to ensure that the non-discrimination tests set forth in paragraphs (a) and (b) of this Section will be satisfied for the Plan Year.  For purposes of this paragraph (e), Qualified Nonelective Contributions means contributions made by the Employer, other than Employer Matching Contributions, that (i) the Participant may not elect to have paid in cash or other benefits instead of being contributed to the Plan, (ii) are designated by the Employer as Qualified

Nonelective Contributions, (iii) are allocated to a Participant’s Pre-Tax Contribution Account, and (iv) are subject to all of the vesting and distribution requirements relating to Pre-Tax Contributions under the terms of this Plan.

4.11                           (a)                                  Limitations on Annual Additions.  Not-withstanding any other provision of the Plan, the sum of Annual Additions (as defined in paragraph (c)) to a Participant’s Account, when added to the Annual Additions to the account of the Participant under any other Defined Contribution Plan (as defined in paragraph (c)) maintained by the Employer or a Related Company for any Limitation Year (as defined in paragraph (c)), shall not exceed the lesser of (i) twenty-five percent (25%) of such Participant’s Limitation Year Compensation (as defined in paragraph (c)), or (ii) Thirty Thousand Dollars ($30,000), as adjusted pursuant to Section 415(d) of the Code and any Treasury Regulations or other notices or rulings promulgated thereunder.

(b)                                 Removal of Excess Contributions.  In the event the amount of Annual Additions made on behalf of a Participant during any Limitation Year exceeds the maximum limitation on Annual Additions set forth in paragraph (a), the following procedure shall be followed in order that such excess amount shall not be deemed an Annual Addition for such Limitation Year:

(i)                                     If the Participant with respect to whom the excess amount was allocated has made Voluntary Contributions to a Defined Contribution Plan maintained by the Employer for said Limitation Year, all or a portion of such Voluntary Contributions (and any income attributable thereto) shall be returned to the Participant in order to eliminate the excess amount.

(ii)                                  If the Participant made no Voluntary Contributions to a Defined Contribution Plan of the

Employer during the Limitation Year or, if after the return of Voluntary Contributions under paragraph (i) above, an excess amount remains as a result of a reasonable error in determining the amount of Pre-Tax Contributions that the Participant could make under the limits set forth in paragraph (a), Pre-Tax Contributions (and to the extent required by regulations or rulings promulgated by the Department of the Treasury, any income attributable thereto) sufficient to eliminate the excess amount shall be distributed to the Participant.

(iii)                               If, notwithstanding the procedures followed in paragraphs (i) and (ii) above, an excess amount of Annual Additions remains allocated to a Participant’s Account under this Plan, and such excess amount has resulted either from the allocation of forfeitures, a reasonable error in estimating such Participant’s Compensation, or such other facts and circumstances which the Commissioner of the Internal Revenue Service finds justify the utilization of the procedure immediately following, Employer Discretionary Contributions or Employer Matching Contributions on behalf of such Participant for the following Limitation Year shall be reduced by the amount of such excess if the Participant is entitled to such Contributions and is covered by the Plan at the end of the next Limitation Year, and in the event that such Participant is not covered by the Plan at the end of the next Limitation Year, such excess amounts shall be held in an unallocated suspense account for such Limitation Year and allocated to the Accounts of the remaining Participants (to the extent permissible under this

Section 4.11) in proportion to their Compensation, determined as of the end of such Limitation Year.  Such allocation shall be made before any Employer Discretionary or Matching Contributions may be made for such next Limitation Year.  Furthermore, the excess amounts shall be used to reduce Employer Discretionary or Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.  For purposes of this subparagraph (iii), excess amounts shall not be distributed to Participants or former Participants.

(iv)                              If, notwithstanding the procedures followed in paragraphs (i), (ii) and (iii) above, an excess amount remains allocated to a Participant’s Account under this Plan, such excess shall be considered a contribution made by a mistake of fact and shall be returned to the Employer in order to eliminate such excess.

(c)                                  Definitions.  For the purpose of this Section 4.11, the following definitions shall apply:

(i)                                     Annual Additions means the sum of the following:

(A)                              The amount of Employer Matching Contributions, Employer Discretionary Contributions, Pre-Tax Contributions (other than excess Pre-Tax Contributions distributed pursuant to Section 4.1(b)) and any forfeitures allocated under Section 6.4 to a Participant’s Account during a Limitation Year.

(B)                                The amount of Employer Contributions, Pre-Tax Contributions and forfeitures allocated to a Participant’s account under any other Defined Contribution Plan during the Limitation Year.

(C)                                The amount of Participant Voluntary Contributions allocated to a Participant’s Account during the Limitation Year.

(D)                               Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

Rollover Contributions and amounts transferred under Section 4.12 shall not be counted as Annual Additions, nor shall the earnings on such Contributions or amounts be counted as Annual Additions.

(ii)                                  Defined Contribution Plan means any plan described in Section 401(a) or 403(a) of the Code which provides an individual account for each Participant and under which benefits are based solely on amounts (inclusive of forfeitures) contributed to the Participant’s account, plus any income, expenses, gains and losses thereon.  For purposes of this Section 4.11, (A) all Defined Contribution Plans, as defined herein, and (B) all defined contribution plans described in Treasury Regulation Section 1.415-3(d)(2) (relating to Voluntary Contributions to defined benefit plans) maintained by the Employer or Related Companies, whether or not terminated, are to be treated as a Defined Contribution Plan maintained by the Employer.

(iii)                               Limitation Year means the Plan Year.

(iv)                              Limitation Year Compensation means compensation within the meaning of Section 415(c)(3) of the Code (and the regulations promulgated thereunder) for the Limitation Year.

4.12                           Rollover Contributions.

(a)                                  If an Employee (whether or not a Participant under this Plan) has received a distribution from a retirement plan which meets the qualification requirements of Section 401(a) of the Code (hereinafter referred to as the “Transferor Plan”), such Employee may, in accordance with procedures established by the Committee, roll over the distribution received from the Transferor Plan to this Plan, provided the following conditions are met:

(i)                                     the rollover occurs on or before the 60th day following his receipt of the distribution from the Transferor Plan;

(ii)                                  the rollover is in accordance with the applicable provisions of the Code; and

(iii)          the amount rolled over is equal to all or a portion of an Eligible Rollover Distribution, as defined in Section 7.10(a)(iv).

Such rolled over amount shall be allocated to the Employee’s Account hereunder in the manner described in Section 4.13 as if said Employee were a Participant hereunder.

(b)           `With respect to an Employee (whether or not a Participant under this Plan) who has an undistributed balance to his credit in a Transferor Plan (as described in paragraph (a) above), the Committee may, in its sole discretion, approve a direct transfer of such balance from such Transferor Plan to this Plan, provided that the direct transfer shall satisfy the applicable requirements of the Code.  Such transferred amount shall be allocated to the Employee’s Account hereunder in the manner described in Section 4.13 as if said Employee were a Participant hereunder.

4.13                           Rollover/Transfer Procedures.  With respect to rollovers or transfers to the Employee’s Account pursuant to Section 4.12, the Committee shall develop such procedures and may require such information from an Employee or the fiduciaries of the Transferor Plan desiring to make such a rollover or transfer, as it deems necessary or desirable to determine that the proposed rollover or transfer will meet the rollover or transfer requirements under the Code.  Upon approval by the Committee, the amount rolled over or transferred shall be deposited in the Trust Fund and shall be credited to the applicable Account established in the Employee’s name and administered in accordance with the provisions of Article V.  Rollovers made pursuant to Section 4.12(a) shall be credited to the Employee’s Rollover Contribution Account.  Transfers made pursuant to Section 4.12(b) shall be credited to the Employer’s Rollover Contribution Account, other than amounts which are attributable to after-tax contributions which shall be credited to the Employee’s Voluntary Contribution Account.

4.14                           Transfer to Other Qualified Plans.  In the event of a restructuring or reorganization of the Employer or the sale of a subsidiary or a division of the Employer pursuant to which Employees who are Participants in the Plan become employed by the restructured or acquiring entity, the Committee, upon the direction of the Board of Directors of Computer Associates International, Inc. or the Executive Committee of such Board, and to the extent permitted by law, shall transfer the Accounts of such Participants to a plan maintained by the restructured or acquiring entity, provided such plan meets the qualification requirements under Section 401(a) of the Code.

4.15                           Special Rules Relating to Qualified Military Service.

Notwithstanding anything in this Plan to the contrary, if a Participant is entitled to the reemployment benefits of USERRA resulting from Qualified Military Service with respect to this Plan, then the following shall apply:

(a)                                  (i)                                     Such Participant shall, upon reemployment pursuant to USERRA, be permitted to make additional Pre-Tax Contributions (in the amount determined under subparagraph (ii) below or such lesser amount as is elected by the Participant pursuant to the Plan) during the period which begins on the date of reemployment of such Participant by the Employer and has the same length as the lesser of (A) the product of three (3) and the period of Qualified Military Service which resulted in such rights and (B) five (5) years.

(ii)                                  The amount of additional Pre-Tax Contributions which can be made under subparagraph (i) above shall be the maximum amount of Pre-Tax Contributions that such Participant would have been permitted to make under the

Plan during the period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received Compensation, as determined under paragraph (d) below.  Proper adjustments shall be made to the amount determined hereunder for any Pre-Tax Contributions actually made during the period of such Qualified Military Service.

(iii)                               The provisions set forth above shall also apply with respect to Voluntary Contributions.

(b)                                 The Employer shall make Matching Contributions on behalf of such Participant with respect to any additional Pre-Tax Contributions actually made pursuant to paragraph (a) above which would have been required had such Pre-Tax Contributions actually been made during the period of such Qualified Military Service.

(c)                                  Each period of a Participant’s Qualified Military Service shall, upon reemployment by the Employer under USERRA, be taken into consideration for the purpose of determining whether the Participant was employed at the end of a Plan Year and eligible to receive an allocation of any Employer Discretionary Contributions for the particular Plan Year pursuant to Section 4.6(b).

(d)                                 For purposes of this Section 4.15 and Section 4.11, a Participant who is in Qualified Military Service shall be treated as receiving Compensation from the Employer during such period of Qualified Military Service equal to

(i)                                     the Compensation the Participant would have received during such period if the Participant were not in Qualified Military Service, determined based on the rate of pay the Participant would have received from the Employer but for absence during the period of Qualified Military Service, or

(ii)                                  if the Compensation the Participant would have received during such period is not reasonably certain, the Participant’s average Compensation from the Employer during the twelve (12) month period immediately preceding the Qualified Military Service (or if shorter, the period of employment immediately preceding the Qualified Military Service).

(e)                                  Nothing in this Section 4.15, the Plan, or USERRA, shall require the crediting of any earnings to a Participant with respect to any Contribution before such Contribution is actually made, or any allocations of forfeitures with respect to the period of Qualified Military Service.

(f)                                    Any Pre-Tax, Voluntary, Matching or Discretionary Contributions that are made due to the requirements of USERRA shall not be subject to any otherwise applicable limitation contained in Section 4.1 or 4.11, or Section 404(a) of the Code, and shall not be taken into account in applying such limitations with respect to the year in which the contribution is made, but shall be subject to such limitations with respect to the year to which the Contribution relates (in accordance with rules prescribed by the Secretary of the Treasury).  In addition, the Plan shall not be treated as failing to meet the requirements of Section 401(a)(4), 401(k), 401(m), 410(b), or 416 of the Code by reason of the making of (or the right to make) such Contributions.

ARTICLE V

PARTICIPANTS’ ACCOUNTS

5.1                                 Separate Accounts.  The following separate accounts shall be maintained for each Participant, if applicable:

(a)                                  Pre-Tax Contributions made pursuant to Section 4.1;

(b)                                 Employer Matching Contributions made pursuant to Section 4.4;

(c)                                  Employer Discretionary Contributions made pursuant to Section 4.5;

(d)                                 Voluntary Contributions, if any, made pursuant to Section 4.7; and

(e)                                  Rollover Contributions, if any, made pursuant to Section 4.12.

Such accounts shall be referred to respectively as the “Pre-Tax Contribution Account,” the “Employer Matching Contribution Account,” the “Employer Discretionary Contribution Account,” the “Voluntary Contribution Account” and the “Rollover

Contribution Account,” and shall be referred to collectively as the “Account.”

5.2                                 Allocation of Contributions.

(a)                                  Any Pre-Tax Contributions, Employer Matching Contributions and Voluntary Contributions which are deposited into the Trust Fund in accordance with Section 4.9(c) shall be credited to Participants’ Accounts within the Plan Year in which they are contributed in a manner determined by the Committee.

(b)                                 Any Employer Discretionary Contributions which are deposited into the Trust Fund for any Plan Year in accordance with Section 4.9(c) shall be credited to eligible Participants’ Employer Discretionary Contribution Accounts for the respective Plan Year in accordance with Section 4.6.

5.3                                 Allocation of Net Income or Net Loss.

(a)                                  At each Valuation Date, each Pre-Tax Contribution Account, Employer Matching Contribution Account, Employer Discretionary Contribution Account, Voluntary Contribution Account and Rollover Contribution Account shall be credited or charged with that portion of the Net Income or Net Loss of the respective investment funds in which said Accounts are invested pursuant to Section 10.4 and Article XI, for such Date which bears the same ratio to such Net Income or Net Loss as the value of such Account, determined at the preceding Valuation Date, bears to the value of all such Accounts within each respective fund, determined at such preceding Valuation Date.

(b)                                 For purposes of this Section, the term “Net Income” means the excess, if any, of income and gains of the Trust for the Valuation Date over the expenses and losses of the Trust for such Date and the term “Net Loss” means the excess, if any, of expenses and losses for such Valuation Date over income and gains for such Date.

(c)                                  Notwithstanding paragraphs (a) and (b) above, the amount of any Net Income or Net Loss attributable to the General Account (as described under Section 5.1 of the Plan’s Trust Agreement entered into between the Company and the Trustees, as amended and in effect prior to March 31, 1993) maintained under the Trust shall be credited or charged, as the case may be, to such General Account.

ARTICLE VI

VESTING

6.1                                 Vesting of Pre-Tax, Voluntary and Rollover Contribution Accounts.  A Participant’s Pre-Tax Contribution Account, Voluntary Contribution Account and Rollover Contribution Account shall be 100% vested at all times.

6.2                                 Vesting of Employer Matching and Discretionary Contribution Accounts.

(a)                                  (i)                                     Except as otherwise provided herein and in paragraphs (b) and (c) below, the Employer Matching Contribution Account and Employer Discretionary Contribution Account of a Participant who completes one (1) Hour of Service on or after January 1, 1989 shall become vested in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%

(ii)                                  In no event shall such Participant’s vested right to his Employer Matching Contribution Account or Employer Discretionary Contribution Account on or after January 1, 1989 be less than such Participant’s vested right to his Employer Matching Contribution Account or Employer Discretionary Contribution Account determined as of December 31, 1988 in accordance with the vesting schedule set forth in the Plan as of such date.

(b)                                 Upon the attainment by a Participant of Normal Retirement Age while employed by the Employer, or upon termination of employment by reason of death or Disability, such Participant shall become one hundred percent (100%) vested in his Employer Matching Contribution Account and Employer Discretionary Contribution Account.

(c)                                  In the event that:

(i)                                     the Plan shall be terminated either wholly or partially; or

(ii)                                  the Employer shall completely discontinue contributions to the Plan, each Participant affected by such termination or discontinuance of contributions shall become one hundred percent (100%) vested in his Employer Contributions Account.

6.3                                 Years of Service.  For the purpose of Section 6.2 above, Years of Service means the number of whole years of an Employee’s Period of Service; provided, however, that each period of Qualified Military Service served by a Participant shall, upon reemployment under USERRA, be deemed to constitute service for the purpose of determining Years of Service hereunder.  Except as otherwise provided in Section 1.19, in determining the number of whole years of an Employee’s Period of Service for the purpose of this Section 6.3, all Periods of Service shall be aggregated and

365 days of service shall be considered to be a whole Year of Service.  After determining an Employee’s whole Years of Service for the purpose of Section 6.2, any remaining less than 365-day Period of Service shall be disregarded.

6.4                                 Forfeitures.

(a)                                  In the event that a Participant is not vested in all or a portion of his Employer Matching Contribution Account or Employer Discretionary Contribution Account upon his termination of employment with the Employer, the unvested portion of such Accounts shall be forfeited as of the earlier of (i) the date such Participant receives a distribution of his vested Account pursuant to the provisions of Article VII or (ii) the date such Participant incurs five (5) consecutive One Year Breaks-in-Service.  For purposes of this Section, if a Participant terminates employment and has a zero percent (0%) vested interest in his Employer Matching Contribution Account or

Employer Discretionary Contribution Account, such Participant shall be deemed to have received a distribution of his vested Employer Matching Contribution Account and Employer Discretionary Contribution Account as of the date of his termination of employment.

(b)                                 (i)                                     If a forfeiture occurs pursuant to paragraph (a)(i) above, the amount of such forfeiture shall be restored to the Participant’s Employer Matching Contribution Account or Employer Discretionary Contribution Account, as applicable, only if such Participant is reemployed by the Employer prior to incurring five (5) consecutive One Year Breaks-in-Service and repays to the Plan the full amount of the distribution attributable to his Employer Matching Contribution Account and Employer Discretionary Contribution Account, as applicable, prior to the fifth (5th) anniversary of his reemployment date.  If a Participant shall be deemed to have received a distribution of his Employer Matching Contribution Account or Employer Discretionary Contribution Account pursuant to paragraph (a) above, the forfeiture shall be restored to such Participant’s Employer Matching Contribution Account or Employer Discretionary Contribution Account, as applicable, if the Participant is reemployed by the Employer prior to incurring five (5) consecutive One Year Break-in-Service.

(ii)                                  Restored forfeitures shall be credited to the Participant’s Employer Matching Contribution Account or Employer Discretionary Contribution Account, as applicable, no later than the Valuation Date next following the later to occur of (A) the Participant’s reemployment date, or (B) the date upon which the Participant’s repayment to his Employer Matching Contribution Account and Employer Discretionary Account is made, whichever of (A) or (B) is applicable.  Funds for restoration shall be taken from current forfeitures.  To the extent such current forfeitures are inadequate, additional contributions shall be made by the Employer for this purpose.

(c)                                  Forfeitures shall be applied according to the following priority schedule:

(i)                                     First, to make restoration of prior forfeitures pursuant to paragraph (b) above;

(ii)                                  Second, if funds remain, to defray administrative costs of the Plan as determined by the Committee;

(iii)                               Third, if funds remain, to the Matching Contribution Accounts of remaining active Participants in lieu of Matching Contributions which otherwise would have been made on or after the date of the forfeiture.

(iv)                              Fourth, if funds remain, in lieu of any portion as determined by the Committee, of any Employer Discretionary Contributions which otherwise would have been made on or after the date of the forfeiture.

ARTICLE VII

DISPOSITION OF VESTED INTERESTS IN ACCOUNTS

7.1                                 Disposition on Termination of Employment.  Each Participant, upon termination of employment with the Employer, shall be entitled to a distribution of his vested Account balance in such manner and at such time as described hereinafter.

7.2                                 Methods of Distribution.

(a)                                  Except as otherwise provided in paragraph (b) below, distribution of amounts payable under Section 7.1 shall be made, at the election of the Participant, in a lump sum.

(b)                                 Notwithstanding anything in this Article to the contrary, in the event the Participant’s entire vested Account balance does not exceed $5,000, the Committee shall pay the Participant a lump sum as soon as practicable following the Participant’s termination of employment.

7.3                                 Timing of Distributions.

(a)                                  Except as otherwise provided in paragraph (b) below, Section 7.2(b) and Section 7.7, a Participant may elect to commence the distribution of his vested Account balance under Section 7.1 at any time after his termination of employment.

(b)                                 Notwithstanding anything in this Section to the contrary, in no event shall a Participant’s vested Account be distributed to the Participant prior to his Normal Retirement Age if the Participant:

(i)                                     has committed any act of fraud, misconduct, proven dishonesty, theft or crime against the Employer or willful damage or injury to the property, business or good will of the Employer, or

(ii)                                  has engaged, or continues to engage, in conduct prejudicial or detrimental to the Employer’s interest by (A) taking any action, directly or indirectly, alone or through association with other individuals or organizations, which results or is intended to result in economic loss to the Employer,

(B)                                taking any action, directly or indirectly, alone or through association with other individuals, which is in competition with the business of the Employer, or (C) taking, making use of, or divulging the confidential information or trade secrets acquired while in the employ of the Employer, including but not limited to, its customer lists, files and records.

7.4                                 Disposition Upon Death.

(a)                                  In the event of the death of a Participant prior to the payment of benefits hereunder, the Participant’s vested Account balance shall be paid in a lump sum to the Beneficiary designated by the Participant in accordance with the provisions of Section 7.5.

(b)                                 In the event the designated Beneficiary dies prior to receiving the deceased Participant’s vested Account under paragraph (a) above, such vested Account shall be distributed to the estate of the designated Beneficiary as soon as practicable following such Beneficiary’s death.

(c)                                  The Committee shall pay any death benefit hereunder as soon as practicable following the Participant’s date of death, except as may otherwise be provided in Section 7.8.

7.5                                 Designation of Beneficiary.

(a)                                  A Participant may designate one or more individuals or one or more entities to receive the amounts payable pursuant to Section 7.4.  Any such designation shall be written, signed by the Participant on a form approved by the Committee, and shall be effective upon delivery to the Committee.  Any such designation and all subsequent designations may be revoked at any time by delivery to the Committee of another designation, executed in the same manner, which shall become effective upon the same terms and conditions.  Notwithstanding anything herein or in the Plan to the contrary, nothing contained in this Section or the Plan shall require the Committee to permit the designation of contingent Beneficiaries.

(b)                                 (i)                                     If a Participant is married at the time of his death, his spouse shall be deemed to be his primary designated Beneficiary unless he designates someone other than his spouse as Beneficiary and his spouse consents, in writing, to such other designation.  Such spousal consent shall (A) acknowledge the effect of such designation on the spouse’s rights to benefits under the Plan, (B) acknowledge the specific non-spouse Beneficiary, if any, designated by the Participant, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without the spouse’s consent, and (C) be witnessed by a notary public. Not-withstanding anything herein to the contrary, the Committee may, in its discretion which shall be applied in a uniform and nondiscriminatory manner, permit the spouse’s consent hereunder to expressly permit changes in the Beneficiary designation by the Participant without any requirement of further consent by the spouse.

(ii)                                  Notwithstanding the provisions of subparagraph (i) above, spousal consent to a designation of a Beneficiary other than the spouse or to a subsequent change in Beneficiary shall not be required if it is established to the satisfaction of the Committee that such spousal consent cannot be obtained because (A) there is no spouse, (B) the spouse cannot be located, (C) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or (D) of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe.  In the event the Participant’s spouse is legally incompetent to give such spousal consent hereunder, the spouse’s legal guardian, even if such guardian is the Participant, may give such consent.  A former spouse’s consent shall not be binding on a new spouse.

(c)                                  In the event of the death of a Participant who shall have no surviving Beneficiary pursuant to a Beneficiary designation in effect, and who shall have no surviving spouse, the estate of the Participant shall be the Beneficiary of such Participant, and distribution of the amounts credited to the vested Account of such Participant shall be made in such manner as described in Section 7.4.

(d)                                 Notwithstanding anything in the Plan to the contrary, the rights of any spouse or Beneficiary hereunder shall be extinguished to the extent that such rights are in conflict with the provisions of any domestic relations order which is a “Qualified Domestic Relations Order” within the meaning of Section 206(d)(3)(A) of ERISA.

7.6                                 Notification.  The Committee shall provide each Participant who terminates employment with the Employer and whose vested Account exceeds $5,000, with a notice of distribution no later than thirty (30) days and no more than ninety (90) days prior to the scheduled date of distribution, informing the Participant of his right to defer the commencement of his distribution.  If the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after such notice is provided by the Committee, provided that the notice clearly informs the Participant of his right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution. Notwithstanding anything herein to the contrary, except as provided in Sections 7.7 and 10.1(k), (a) no benefit shall be payable under the Plan to any Participant or Beneficiary hereunder unless and until such Participant or Beneficiary shall submit a written application therefor, on a form provided by the Committee, specifying the method in which such benefit is to be paid, and (b) in the event that there shall be a change in the investment funds available to Participants pursuant to Section 11.1 or a change in the Plan Trustee, distributions under the Plan may be suspended to the extent necessary to accomplish such changes.

7.7                                 Required and Minimum Distribution Rules.

(a)                                  Unless a Participant elects otherwise, the distribution of such Participant’s vested Account shall commence no later than sixty (60) days after the close of the Plan Year during which occurs the latest of the following:

(i)                                     the Participant’s attainment of the earlier of age sixty-five (65) or his Normal Retirement Age;

(ii)                                  the tenth (10th) anniversary of the Participant’s entry into the Plan; or

(iii)                               the Participant’s separation from service with the Employer.

For purposes of this Section, a Participant shall be deemed to have elected otherwise if the Participant does not make an election to commence the distribution of his vested Account under Section 7.1 by his Required Beginning Date as defined in Section 7.7(c).

(b)                                 Notwithstanding anything in this Plan to the contrary, all distributions made pursuant to the provisions of this Article and Article XIII shall be in accordance with the provisions of Section 401(a)(9) of the Code and the Treasury

Regulations promulgated thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of said Regulations.  The aforesaid provisions and the provisions of this Section 7.7 shall take precedence over any inconsistent provisions set forth in this Plan.

(c)                                  Notwithstanding anything in this Plan to the contrary, the distribution of a Participant’s vested Account hereunder shall commence no later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age seventy and one-half (70-1/2) or (ii) the calendar year in which the Participant terminates employment (the “Required Beginning Date”); provided, however, that clause (ii) shall not apply to a Participant who is a five percent (5%) owner (as defined in Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which he attains age seventy and one-half (70-1/2).

(d)                                 The following minimum distribution rules shall apply with respect to a Participant’s vested Account on or after the Participant’s Required Beginning Date:

(i)                                     The amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year and each succeeding Distribution Calendar Year (as defined in subparagraph (v) below), shall be no less than the quotient obtained by dividing the Participant’s Benefit (as defined in subparagraph (v) below) by the Applicable Life Expectancy (as defined in subparagraph (v) below).

(ii)                                  Notwithstanding anything herein to the contrary, for calendar years beginning before January 1, 1989, if the Participant’s spouse is not the Participant’s designated Beneficiary, the present value of any installment benefits payable to the Participant shall be greater than fifty (50%) percent of the present value of the total installment benefits payable to the Participant and his designated Beneficiary.

(iii)                               Notwithstanding anything herein to the contrary, for calendar years beginning after December 31, 1988, the amount to be distributed during each Distribution Calendar Year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant’s Benefit by the lesser of (A) the Applicable Life Expectancy or (B) if the Participant’s spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Treasury Regulations.  Distributions subsequent to the death of the Participant shall be determined using the Applicable Life Expectancy as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Treasury Regulations.

(iv)                              The minimum distribution required for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date.  The minimum distribution for other Distribution Calendar Years, including the minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(v)                                 For the purpose of this paragraph (d), the following definitions shall apply:

(A)                              (1)                                  Applicable Life Expectancy means the Life Expectancy (or joint and last survivor expectancy) calculated by using the attained age of the Participant (and designated Beneficiary, if applicable) as of the Participant’s (and designated Beneficiary’s, if applicable) birthday(s) in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date on which Life Expectancy (or joint and last survivor expectancy) was first calculated; provided, however, that if Life Expectancy is being recalculated pursuant to subparagraph (2) below, the Applicable Life Expectancy shall be the Life Expectancy so recalculated.  The applicable calendar year shall be the first Distribution Calendar Year; provided, however, that if Life Expectancy (or joint and last survivor expectancy of the Participant and his spouse) is being recalculated pursuant to subparagraph (2) below, the applicable calendar year shall be each succeeding calendar year.

(2)                                  Notwithstanding anything hereinbefore to the contrary, a Participant may make a written election no later than his Required Beginning Date, on the appropriate form provided by the Committee, to have the permissive recalculation rule set forth under Section 401(a)(9)(D) of the Code and the Treasury Regulations promulgated thereunder apply with respect to the determination of his Life Expectancy (and/or the Life Expectancy of his spouse, if applicable).  Such election shall become irrevocable as of the Participant’s Required Beginning Date.  If the Participant fails to make such election, the Life Expectancy of the Participant (and his spouse, if applicable) shall be determined without regard to such provisions.

(B)                                Distribution Calendar Year means a calendar year for which a minimum distribution is required.  Except as otherwise provided under the Treasury Regulations promulgated under Section 401(a)(9) of the Code, the first Distribution Calendar Year shall be the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.

(C)                                Life Expectancy means the life expectancy or the joint and last survivor expectancy, as applicable, computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury Regulations.

(D)                               Participant’s Benefit means the Participant’s Account as of the last Valuation Date in the calendar year immediately preceding a Distribution Calendar Year (the “Valuation Calendar Year”), increased by the amount of any contributions or forfeitures allocated to said Account during the Valuation Calendar Year after the Valuation Date and decreased by distributions made during the Valuation Calendar Year after the Valuation Date.  For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Participant’s Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.8                                 Required Distribution of Death Benefits.

Notwithstanding anything in this Article to the contrary, if a Participant’s date of death occurs prior to his Required Beginning Date (as described in Section 7.7(c)), the distribution of his vested Account shall be completed by December 31 of the calendar year which contains the fifth anniversary of the Participant’s date of death.

7.9                                 Valuation of Distributions.  A Participant’s vested Account balance to be distributed pursuant to Section 7.1 or Section 7.4 of this Article VII or pursuant to any other provision under this Plan, shall be determined as of the Valuation Date immediately preceding the date of distribution.  For purposes of this Section 7.9, the date of distribution shall be the date the Trustee liquidates the assets in the vested Account of the Participant in order to effectuate the distribution of said vested Account.

7.10                           Direct Rollover of Eligible Rollover Distributions.

(a)                                  For the purpose of this Section 7.10, the following definitions shall apply:

(i)                                     Direct Rollover means a direct trustee-to-trustee transfer to the Eligible Retirement Plan so specified by the Distributee.

(ii)                                  Distributee means (A) a Participant, (B)                                a Participant’s surviving spouse, or (C) a Participant’s spouse or former spouse who is an alternate payee pursuant to a “Qualified Domestic Relations Order” as described in Section 9.3(b).

(iii)                               Eligible Retirement Plan means (A) an individual retirement account described in Code Section 408(a), (B) an individual retirement annuity described in Code Section 408(b), other than an endowment contract, (C) a defined contribution plan which is qualified under Code Section 401(a), the terms of which permit the acceptance of rollover distributions, or (D) an annuity plan described in Code Section 403(a).

(iv)                              Eligible Rollover Distribution means any distribution from the Plan to a Distributee, except that such term shall not include (A) any portion of a distribution which is attributable to Voluntary Contributions, (B) any distribution to the extent such distribution is required under Section 7.7, and (C) any hardship distribution made from a Participant’s Pre-Tax Contribution Account under Section 8.1(b).

(b)                                 Except as otherwise provided in this Section, if the Distributee of any Eligible Rollover Distribution elects to have such Distribution paid directly to an Eligible Retirement Plan and specifies the Eligible Retirement Plan to which such Distribution is to be paid (in such form and at such time as the

Committee may prescribe), such Distribution shall be made in the form of a Direct Rollover.

(c)                                  A Distributee may elect to have a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover and to have the remainder of said Distribution paid to the Distributee.

(d)                                 A Distributee’s election to make or not make a Direct Rollover with respect to one payment in a series of periodic payments shall apply to all payments in the series, provided that

(i)                                     the Distributee is permitted at any time to change, with respect to subsequent payments, a previous election to make or not make a Direct Rollover; and

(ii)                                  the written explanation provided pursuant to Code Section 402(f) explains that the election to make or not make a Direct Rollover will apply to all future payments unless the Distributee subsequently changes the election.

(e)                                  The Committee may, pursuant to regulations and rulings promulgated by the Secretary of the Treasury, establish procedures for the purpose of carrying out the provisions of this Section 7.10, including establishing any reasonable procedure for the Distributee to elect a Direct Rollover, establishing a default procedure, establishing a deadline or time period after which the Distributee may not revoke an election to make or not make a Direct Rollover, and limiting the Distributee to a single Direct Rollover for each Eligible Rollover Distribution.

ARTICLE VIII

IN-SERVICE WITHDRAWALS AND LOANS

8.1                                 Withdrawals From Participants’ Accounts.

(a)                                  Withdrawals from Voluntary Contribution Account.  A Participant who has not terminated employment with the Employer may, at any time, upon written notice to the Committee, signed and acknowledged by the Participant, elect to withdraw all or part of his Voluntary Contribution Account.

(b)                                 Age 59-1/2 and Hardship Withdrawals from Other Accounts.

(i)                                     A Participant who has not terminated employment with the Employer may request, at any time on or after the attainment of age fifty-nine and one-half (59-1/2), upon written notice to the Committee, the withdrawal of additional amounts from his Account.

(ii)                                  (A)                              A Participant who has not attained age 59-1/2 and has not terminated employment with the Employer may request, upon written notice to the Committee, signed and acknowledged by the Participant, the withdrawal of additional amounts from his Account, which shall only be permitted if the Committee finds that such withdrawal is required by the Participant for the purpose of satisfying any of the following financial needs:

(1)                                  medical expenses incurred by the Participant or a member of his immediate family;

(2)                                  purchase or preservation of the primary residence of the Participant;

(3)                                  educational expenses of the Participant or a member of his immediate family; or

(4)                                  effective commencing July 1, 2001, prevention of the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on such residence.

(B)                                Withdrawals pursuant to this Section 8.1(b)shall be made from the Participant’s Account as follows:

FIRST:           From the Participant’s Pre-Tax Contribution Account; provided, however, that with respect to a Participant who has not attained age fifty-nine and one-half, the following conditions and limitations shall apply to withdrawals from the Pre-Tax Contribution Account:

(1)                                  Such withdrawals shall not include any gains or earnings of the Trust allocated to such Participant’s Pre-Tax Contribution Account subsequent to March 31, 1989.

(2)                                  Such withdrawals shall only be permitted if all of the following requirements are satisfied:

(a)                                  The withdrawal shall not exceed the amount required by the Participant to satisfy the financial need set forth in paragraph (ii)(A) above.

(b)                                 The Participant has obtained all other distributions under Section 8.1 (a)relating to Voluntary Contributions.

(c)                                  The Participant has obtained all nontaxable (at the time of the loan) loans from the Plan, unless the Participant’s financial need cannot reasonably be relieved by obtaining such loans.

(d)                                 The Participant acknowledges in writing to the Committee, on such form as it shall require, that the financial need as set forth in paragraph (ii)(A) above cannot reasonably be relieved:

(i)                                     through reimbursement or compensation by insurance or otherwise;

(ii)                                  by liquidation of the Participant’s assets, which shall be deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant;

(iii)                               by cessation of the Participant’s Pre-Tax and Voluntary Contributions;

(iv)                              by nontaxable (at the time of the loan) loans or other distributions or non-taxable loans from qualified plans of any other employer; or

(v)                                 by borrowing from commercial sources on reasonable commercial terms in an amount necessary to satisfy the financial need.

For purposes of this subparagraph (d), a financial need cannot reasonably be relieved by one of the actions set forth above if the effect of such action would be to increase the Participant’s financial need.  In no event may the Committee rely upon the Participant’s written representations as described above if the Committee has actual knowledge that the Participant’s financial need can reasonably be relieved by one of the actions set forth above.

SECOND:                    From the Participant’s Rollover Contribution Account, if any, but not including any portion of such Account which is allocated to a Participant’s Joint and Survivor Annuity Account (as described in Section 13.3).

THIRD:                               From the Participant’s Employer Contribution Account, to the extent of the Participant’s vested interest in such Account.  Employer Contribution Account means the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account.

FOURTH:                   From the Joint and Survivor Annuity Account (as described in Section 13.3), if any, of a Participant who is a Transferred Employee (as defined in Section 13.1(d)); provided, however, that in no event shall a withdrawal of any portion of such Account be permitted unless such Transferred Employee’s spouse, if any, consents to such withdrawal within the ninety (90) day period prior to said withdrawal.  Such spousal consent shall be given in the manner described in Section 13.5(c)(iii).  Notwithstanding anything herein to the contrary, effective for the Plan Year commencing March 31, 1999 and for all Plan Years thereafter, in no event shall any withdrawals hereunder be permitted with respect to any portion of a Participant’s Joint and Survivor Annuity Account, if any, which is attributable to amounts transferred, within the meaning of Section 414(l) of the Code, to the Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of such transferred amounts attributable to voluntary after-tax contributions).

(c)                                  Any request for a withdrawal under this Section 8.1 must be made in writing by the Participant on such forms as are provided by the Committee, and shall be supported by any information which the Committee requests from the Participant.

(d)                                 Notwithstanding anything herein to the contrary, in the event that there shall be a change in the investment funds available to Participants pursuant to Section 11.1 or a change in the Plan Trustee, withdrawals under this Section 8.1 may be suspended to the extent necessary to accomplish such changes.

8.2                                 Loans to Participants.

(a)                                  Any Participant, other than a Participant who has terminated employment with the Employer, may take a loan from his Account; provided, however, that in the event that there shall be a change in the investment funds available to Participants pursuant to Section 11.1 or a change in the Plan Trustee, loans under this Section 8.2 may be suspended to the extent necessary to accomplish such changes.  A request for a loan shall be made on a loan application form to be provided by the Committee.

(b)                                 In no event shall the total of any such loan or loans with respect to any Participant under all plans of the Employer exceed the lesser of (i) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from such plans during the one (1) year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from such plans on the date on which such loan is made, or (ii) one-half the value of the Participant’s vested Account balance as of the most recent Valuation Date during the twelve (12) month period immediately preceding the issuance of the loan, provided such valuation is adjusted for any distributions or Contributions made after such

Valuation Date; provided, however, that no loan granted shall be less than One Thousand Dollars ($1,000).

(c)                                  In no event may a Participant have more than two (2) loans outstanding at any time under the Plan.

(d)                                 The rate of interest on loans to Participants shall be at a reasonable rate fixed by the Committee at the time the loan is approved.  Such rate shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

(e)                                  All loans shall be repaid at least quarterly in substantially equal installments of both principal and interest, either through payroll deduction or such other method as may reasonably be selected by the Committee; provided, however, that any method selected shall be sufficient to fully amortize the loan within the repayment period.  All such repayments shall be credited to the Participant’s Account.  The maximum repayment period of a loan to a Participant shall be five (5) years.  The term of the loan shall be arrived at by the Committee pursuant to a uniform, nondiscriminatory policy.

(f)                                    Each loan shall be supported by collateral which shall consist of the assignment of no more than fifty percent (50%) of the Participant’s vested Account in the Trust; provided, however, that the Committee shall require such additional collateral as the Committee may deem necessary in order to adequately secure the loan and insure against a loss to the Plan.

(g)                                 Upon the death, retirement or termination of employment of the Participant, the Committee may deduct the total unpaid balance of any such outstanding loan or any portion thereof from any payment or distribution to which such Participant or his Beneficiary or Beneficiaries may be entitled.

(h)                                 Each Participant to whom a loan is granted under this Section 8.2 shall be required to execute a promissory note payable to the Trustee.  Such promissory note shall be in the form provided by the Committee and shall set forth the material terms of the loan.  Every loan applicant shall receive a clear statement of the material terms of each loan transaction.

(i)                                     (A)                              If a Participant (1) defaults on the payment of a loan and such default continues for sixty (60) days, or (2) in the event of the Participant’s bankruptcy, impending bankruptcy, insolvency, or impending insolvency, the Committee shall issue a written notice of default to the Participant, in which case the entire unpaid loan balance shall become due and payable.  The Committee may pursue collection of the unpaid loan balance, plus accrued but unpaid interest thereon, by foreclosing upon the collateral given to secure the loan’s repayment and reducing the Participant’s Account, or by any other lawful means generally available to creditors and permitted by ERISA and the Code.

(B)                                Notwithstanding the preceding, (1) except in the case of Employees who have been Participants for five (5) or more Plan Years, the maximum amount by which an active Participant’s Employer Matching Contribution Account or Employer Discretionary Contribution Account balance may be reduced in connection with a default shall be equal to the excess of such balance over the amount of Employer Contributions made on his behalf for the two (2) Plan Years ending prior to the default, and (2) in no event shall any portion of a Participant’s Pre-Tax Contribution Account be reduced in connection with a default prior to the earlier of (a) the Participant’s separation from service or (b) the date the Participant attains age 59-1/2.

(j)                                     The Committee shall have the authority to adopt additional terms and conditions including rules regarding the financial ability of the Participant to repay the amount he seeks to borrow, provided that the Committee shall permit loans to be available to all Participants on a reasonably equivalent basis, and shall not make loans available to Participants who are Highly Compensated Employees in an amount representing a greater percentage of such Participants’ vested Account than is made available to other Participants.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1                                 Termination.

(a)                                  An Employer may terminate the Plan with respect to its Employees at any time and the Board of Directors of Computer Associates International, Inc. shall have the right to terminate the Plan at any time.  In the event of the termination or partial termination of the Plan, or in the event of a complete discontinuance of contributions to the Plan, all Participants affected thereby shall be fully vested in and have a one hundred percent (100%) vested right to their Accounts.

(b)                                 As soon as administratively feasible after the termination of the Plan, the Committee shall direct the Trustee to distribute each Participant’s Account to the Participant or his Beneficiary, as applicable, in a lump sum, subject, however, to the applicable provisions of Section 13.5 relating to distributions in the form of an Annuity or Qualified

Joint and Survivor Annuity; provided, however, that if the Employer or a Related Company maintains another defined contribution plan which satisfies the qualification requirements under Section 401(a) of the Code (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), no distribution of an Account which exceeds $5,000 shall be made hereunder to a Participant who has not attained his Normal Retirement Age without such Participant’s written consent, and if the Participant does not consent to such distribution, the Committee shall direct the Trustee to directly transfer such Participant’s Account to the trust created under such other qualified plan in accordance with Section 411(d)(6) of the Code and the regulations promulgated thereunder.

9.2                                 Merger or Consolidation.  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (if the plan then terminated) equal to or greater than the benefit to which he would have been entitled immediately before such merger, consolidation or transfer (if the Plan then terminated).

9.3                                 Alienation Prohibited.

(a)                                  Except as provided by Section 8.2(f), paragraph (b) below, and Section 401(a)(13)(C) of the Code, the rights of a Participant to receive benefits hereunder shall not be anticipated, assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution or other legal or equitable process.

(b)                                 Notwithstanding the provisions of paragraph (a) above, the Committee shall direct the Trustee to pay benefits from the Plan in accordance with the applicable requirements of any Qualified Domestic Relations Order. For the purposes of this paragraph (b), a Qualified Domestic Relations Order means

(i)                                     any judgment, decree or order (including approval of a property settlement agreement) made pursuant to a State domestic relations law, which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of a Participant;

(ii)                                  which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of a Participant’s Account;

provided, however, that such Qualified Domestic Relations Order must clearly specify

(iii)                               the name and last known mailing address of the Participant and of each alternate payee covered by the order;

(iv)                              the amount or percentage of the Participant’s benefits to be paid to each alternate payee, or the method by which such percentages are to be determined;

(v)                                 the number of payments, or the period to which the order applies; and

(vi)                              the name of the plan(s) to which such order applies.

In no event will any domestic relations order be deemed to be a Qualified Domestic Relations Order if such order purports to require the payment of benefits in a form not otherwise provided under the Plan, or to require the Plan to provide increased benefits, or to require the payment to an alternate payee of benefits which are required to be paid to another alternate payee under a previous Qualified Domestic Relations Order.  Notwithstanding the preceding or anything in the Plan to the contrary, a Qualified Domestic Relations Order may provide for payment to an Alternate Payee prior to the Participant’s earliest retirement age, as said term is defined in Section 414(p)(4)(B) of the Code.

(c)                                  The Committee shall establish a reasonable procedure for determining whether any domestic relations order is a “Qualified Domestic Relations Order”, and to administer distributions under such Qualified Domestic Relations Order.  Such procedure shall be in writing, and shall provide for the prompt notification of each Participant and alternate payee named in the order of (i) the order’s receipt and (ii) the procedure for determining the qualified status of the order.

(d)                                 During any period in which the issue of whether a domestic relations order is “Qualified” is being determined, the Committee shall segregate in a separate account any amounts that would have been payable to the alternate payee during such period pursuant to such order, if “Qualified”.  If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, if “Qualified,” it is determined that the order is a Qualified Domestic Relations Order, the segregated account shall be distributed in accordance with the order.  If the order is not determined to be a Qualified Domestic Relations Order within such eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, if “Qualified” , the segregated account shall, at the end of the eighteen (18) month period, be restored to the Account of the Participant and treated as if no order existed.  Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall only be applied prospectively.

(e)                                  Notwithstanding anything in this Section 9.3 or the Plan to the contrary, the Committee may, in its discretion and pursuant to procedures as established by the Committee, delay the distribution of benefits for a reasonable period of time if the committee receives notice, in the form of personal service in accordance with applicable civil procedure, that a domestic relations order is being judicially sought.

9.4                                 Governing Law.  This Plan shall be construed and enforced in accordance with the relevant provisions of the Code and the ERISA, but to the extent that their provisions shall not govern the Plan, it shall be construed and enforced in accordance with the laws of the State of New York, except the decisional or statutory law of such State concerning conflicts of law or choice of law shall not be used in determining applicable law.

9.5                                 Plan Not Contract of Employment.  No provision of this Plan shall be construed as a contract of employment between the Employer and any Employee, a right of continued employment by any Employee or as a limitation of the right of the Employer to discharge any Employee for any reason.

9.6                                 Reversion of Certain Contributions.  All contributions made by the Employer are made for the exclusive benefit of Participants and their Beneficiaries, and such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust).  Notwithstanding the foregoing, amounts contributed to the Trust by the Employer may be refunded to the Employer, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:

(a)                                  Disallowance of Deduction.  All Contributions made by the Employer are conditioned on their deductibility pursuant to Section 404 of the Code.  If the deduction of all or any portion of a Contribution made by the Employer is disallowed, such Contribution (to the extent so disallowed) shall be returned to the Employer within one (1) year of the date of such disallowance.  If such Contribution shall include Pre-Tax Contributions, such Pre-Tax Contributions shall be paid to the Participants on whose behalf they were made, as soon as practicable thereafter.

(b)                                 Mistake of Fact.  In the case of a Contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of a Participant, or a mathematical error) that portion of such Contribution as is attributable to the mistake of fact shall be returned to the Employer within one (1) year after the payment of the contribution to which the mistake applies, including any

Pre-Tax Contributions which shall then be paid to the Participants in the Plan, in the manner described in subparagraph (a) above.

All refunds pursuant to paragraphs (a) and (b) shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of the ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

9.7                                 Participant or Beneficiary Unable to be Found.

Notwithstanding anything else contained in this Plan to the contrary, if the Committee is unable to direct payment of a benefit hereunder to a Participant or Beneficiary entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the registered or certified mailing of notice to such person at his last known address as indicated by the records of the Committee or the Employer, then such benefit and any other benefits of such person payable from the Trust shall be forfeited and applied in accordance with Section 6.4(c); provided, however, that such benefits shall be reinstated upon a proper claim being made by the Participant or Beneficiary.

ARTICLE X

ADMINISTRATIVE PROVISIONS

10.1                           (a)                                  Committee.  The Plan shall be administered by a Committee consisting of at least three individuals who shall be appointed by and for the term specified by the Board of Directors of the Employer.  The Board of Directors of the Employer may remove any member of the Committee from office at any time with or without cause.  For purposes of this paragraph (a), the term “Employer” means Computer Associates International, Inc. and its successors, and shall not include any Related Company which shall have adopted the Plan.

(b)                                 Quorum; Majority to Govern.  Two-thirds of the members of the Committee shall constitute a quorum.  A vote of a majority of the members present at a meeting, if a quorum is present, shall be the act of the Committee.

(c)                                  Act of Committee.  The Committee may act at a meeting or may act without a meeting, if each Committee member consents in writing to the adoption of a resolution authorizing the action.

(d)                                 By-Laws.  The Committee may adopt by-laws to govern the conduct of its internal affairs.

(e)                                  Powers and Duties of Committee.  The Committee shall control and manage the operation and administration of the Plan.  The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan.  Without limiting the generality of the foregoing, the Committee shall have the following powers and duties which shall be performed in its full and absolute discretion:

(i)                                     requiring any Participant or Beneficiary to furnish such information or to execute any forms or documents as it may request for the proper administration of the Plan, and to condition the payment of any benefits under the Plan upon the furnishing by such Participant or Beneficiary of the information so requested;

(ii)                                  adopting and enforcing such rules and regulations and prescribing the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(iii)                               interpreting the provisions of the Plan, and resolving any ambiguities, inconsistencies and omissions in the Plan.  The Committee’s interpretations and decisions shall be conclusive and binding upon all parties affected thereby, except as otherwise expressly provided herein;

(iv)                              determining the eligibility of any Employee to participate in the Plan;

(v)                                 determining all questions relating to the status and rights of Participants under the Plan;

(vi)                              furnishing the Trustee with such information as it may reasonably require to perform its duties hereunder;

(vii)                           employing such clerical staff as it shall deem necessary for the proper administration of the Plan;

(viii)                        furnishing such reports to the Labor Department and Internal Revenue Service as shall be required by law;

(ix)                                furnishing such information to Participants and Beneficiaries as shall be required by law;

(x)                                   providing directions to the Trustee regarding payment of benefits to Participants and Beneficiaries;

(xi)                                preparing and maintaining adequate records to accomplish the foregoing duties;

(xii)                             providing procedures and rendering necessary decisions for claims for benefits under the Plan; and

(xiii)                          establishing and maintaining a funding policy for the Plan and communicating such policy to the Trustee or any investment adviser.

(f)                                    Advisers.  To assist in the performance of its duties, the Committee may engage in such legal counsel, accountants, pension consultants, actuaries or other advisers as the Committee may deem necessary or advisable.

(g)                                 Allocation of Fiduciary Responsibilities.  The Committee may, by a duly adopted resolution, allocate fiduciary responsibilities among its members and may designate individuals other than Committee members to carry out fiduciary responsibilities.

(h)                                 Investment Manager.  The Committee may appoint (and may remove from office with or without cause) an investment manager to manage (or acquire and dispose of) any assets of the Trust.

(i)                                     Claims Procedure.  The Committee shall provide written notice (in terms calculated to be understood by the Participant and setting forth specific reasons for the denial) of a denial of a Participant’s claim for benefits under the Plan and shall afford such Participant a reasonable opportunity for a fair and plenary review of such denial by the Committee.

(j)                                     Indemnification.  The Employer shall indemnify any member of the Committee and those to whom the Committee has delegated fiduciary duties pursuant to paragraph (g) of this Section 10.1, and shall hold such member or designated fiduciary harmless from and against any and all claims, losses, damages, expenses and liability arising from any act or failure to act unless the same is judicially determined to be the result of the gross negligence or willful misconduct of such member or designated fiduciary.

(k)                                  Transmission of Notices, Forms and Consents through Electronic Media.  Notwithstanding anything in the Plan to the contrary, any forms, notices or consents required to be provided or given under the Plan in writing or otherwise, may, in the discretion of the Committee and in accordance ERISA, the Code and applicable regulations, be transmitted through electronic (including telephonic) media pursuant to procedures as established by the Committee, including but not limited to, Participant enrollments, the execution of Salary Reduction Agreements, contribution elections, investment elections, beneficiary designations, and the completion of any forms required to process any distributions or loans under the Plan.  Notwithstanding anything in this paragraph (k) to the contrary and unless regulations provide otherwise, electronic media shall not be used to obtain any spousal consent required under the Plan.

10.2                           Employer.  As used in subparagraphs (b) and (d) below, the term “Employer” means Computer Associates International, Inc. and its successors, and shall not include any Related Company which shall have adopted the Plan:

(a)                                  Contributions.  The Employer shall make contributions to the Trust as specified in Article IV.

(b)                                 Appointment, Removal and Compensation of Trustee.  The Employer shall appoint the Trustee and may remove the Trustee from office with or without cause. The Trustee shall be compensated either directly from the Employer or from the Trust Fund.

(c)                                  Expenses.  The Employer shall pay the expenses of the Committee, including any expenses of retaining advisers;  provided, however, that if such expenses are not paid when due, the Committee may direct that any such reasonable expenses shall be paid by the Trustees directly from the Trust.

(d)                                 Amendment of Plan.  The Employer may amend the Plan by a resolution adopted by its Board of Directors or by the Executive Committee of the Board of Directors; provided, however, that any technical amendments to the Plan which may be necessary solely to ensure that the Plan continues to qualify under the Code, ERISA, any other statute, or any regulations or pronouncements promulgated by the Internal Revenue Service, the United States Department of Labor, or any other governmental agency with jurisdiction over the Plan, may be adopted by proper resolution and execution of the appropriate documents by the members of the Committee.

10.3                           Service in More Than One Capacity.  Any individual or group of individuals may serve in more than one fiduciary capacity with respect to the Plan, including service both as a Trustee and as a Committee member.

10.4                           Payments to the Trust and Establishment of Investment Funds.  The Employer shall pay all Contributions under the Plan to the Trustee.  The Trustee shall hold all Contributions received by it as Trustee in various investment funds selected by the Committee, for the purpose of enabling Participants to direct the investment of their Accounts pursuant to Article XI.  Such investment funds may include a Company Stock Fund, which shall consist primarily of the common stock of Computer Associates International, Inc.

10.5                           Payments from the Trust.  The Trustee shall, in accordance with the written instructions of the Committee, pay all amounts directly to the Employee, Participant or Beneficiary entitled to the amounts specified in such instructions.  Payments shall be made in money by check, except that payments from the Company Stock Fund (as set forth in Section 10.4) may, at the Employee’s, Participant’s or Beneficiary’s election, be made either (a) in kind in full shares of Company Stock and in cash for any partial shares, or (b) entirely in cash; provided, however, that with respect to a distribution pursuant to Section 7.2(b) or Section 7.4, if no election is made by the Employee, Participant or Beneficiary within a reasonable period of time prior to such distribution, as established by the Committee and applied in a uniform and nondiscriminatory manner, then any payments to such Employee, Participant or Beneficiary from the Company Stock Fund shall be made in cash.

10.6                           Voting Rights With Respect to Company Stock Fund.

Notwithstanding anything in this Section or Plan to the contrary, the provisions of Section 4(e)(v) of the Trust Agreement entered into between Computer Associates International, Inc. and the Trustee (Fidelity Management Trust Company) relating to voting and tender offers of Company Stock shall govern this Section and are hereby incorporated by reference.

ARTICLE XI

INVESTMENT DIRECTIONS

11.1                           Directed Investments.  Except as otherwise provided herein and in Section 11.2, each Participant shall direct that all Contributions made or allocated to his Account in accordance with Section 4.1, Section 4.4, Section 4.5, Section 4.7, or Section 4.12 be invested in the various investment funds selected by the Committee pursuant to Section 10.4.  Any apportionment of investment elections by a Participant among such funds shall be made in such multiples as determined by the Committee and applied in a uniform manner to all Participants.  A direction made by a Participant pursuant to this Article shall be made in such manner as prescribed by the Committee, and shall be deemed to be a continuing direction by the Participant, until changed by the Participant as described below.  Each Participant shall have the right, which may be exercised at least one time during any “election period,” as defined hereinafter, to transfer

(in such multiples as determined by the Committee and uniformly applied to all Participants) all or any portion of the amounts then credited to his Account from one investment fund to any of the other investment funds as selected by the Committee.  For purposes of this Article, “election period” means the period determined by the Committee, which shall be at least a three-month period and applied to all Participants in a uniform and nondiscriminatory manner; provided, however, that in the event that the Committee shall change the investment funds available to Participants hereunder or there shall be a change in the Plan Trustee, such election period may be suspended to the extent necessary to accomplish such changes.  In addition, each Participant shall have the right, which may be exercised at least one time during such “election period,” to change any such direction (in such multiples as determined by the Committee and uniformly applied to all Participants) with respect to future

Contributions.  If any Participant initially fails to designate the manner of investment of his Account or any Contributions made on his behalf, such failure shall be deemed to be an election by the Participant to invest such amounts in a money market fund pursuant to the terms of the Trust Agreement of the Plan entered into between the Employer and the Trustee.

11.2                           Allocation of Employer Discretionary Contributions Made in Computer Associates International, Inc. Stock.  In the event that all or a portion of any Employer Discretionary Contributions for a Plan Year shall be made in shares of common stock of Computer Associates International, Inc. pursuant to Section 4.9(b), the Committee may, in its discretion, direct that all or a portion of such Contributions be allocated directly to the Company Stock Fund (as set forth in Section 10.4), regardless of any Participant’s investment election in effect under Section 11.1 at the time such Contributions are made to the Plan.  If a

Participant has not directed, pursuant to Section 11.1, the investment of any portion of his Account, or any portion of future Contributions to be allocated thereto, to the Company Stock Fund at the time the aforesaid Contributions are made to the Plan, the Committee shall establish such a Company Stock Fund account on such Participant’s behalf.  Nothing contained herein shall prevent a Participant from directing, pursuant to Section 11.1 and procedures adopted by the Committee, the transfer of all or any portion of the amounts deposited into such Company Stock Fund to any of the other investment funds available pursuant to Section 11.1.

11.3                           Application of Securities Law.  With respect to any persons subject to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), transactions under this Article or any other provisions of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.  To the extent any provision of this Article or the Plan or any action of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE XII

SPECIAL TOP-HEAVY PROVISIONS

12.1                           Purpose.  The purpose of this Article is to comply with the special rules applicable to top-heavy plans contained in Section 416 of the Code and the regulations thereunder.  In the event the Plan should become top-heavy as defined in Section 12.2, the provisions of this Article shall apply notwithstanding anything to the contrary elsewhere in this Plan.  In the event that any limitations imposed by this Article are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code, these rules shall immediately become null and void and shall no longer apply without the necessity of further amendment to the Plan.

12.2                           Determination of Top-Heaviness.  The Plan will be considered to be top-heavy, if as of the most recent determination date:

(a)                                  the sum of the Account balances, under all defined contribution plans included in the aggregation group (described in Section 12.4), of all Participants who are key employees (as defined in Section 12.3) for such Plan Year exceeds sixty percent (60%) of the sum of the Account balances of all Participants, or

(b)                                 the Plan is part of a top-heavy group.

The determination date shall be the last day of the first Plan Year thereof, and thereafter, the last day of the preceding Plan Year.  For purposes of determining the amount of the Account of any Participant, such amount shall, except as otherwise provided herein, include the following:

(i)                                     any plan distributions made within the five (5) year period ending on the determination date.  All distributions, including distributions under a terminated plan, which if it had not been terminated would have been required to be included in an aggregation group, will be counted.

(ii)                                  with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), the plan providing the funds rolled over or transferred shall always consider such rollovers or plan-to-plan transfers as a distribution for purposes of this Section.  The plan accepting such unrelated rollovers or plan-to-plan transfers shall not count such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Employee’s account.  However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Employee’s account.

(iii)                               with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), the plan providing the funds rolled over or transferred shall not count such funds as a distribution for purposes of this Section.  The plan accepting such rollover or plan-to-plan transfer shall consider such rollover or plan-to-plan transfer as part of the Employee’s account, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(iv)                              for Plan Years beginning after December 31, 1984, the account of any Employee who has not performed any service for the Employer during the five (5) year period ending on the determination date shall be disregarded.

12.3                           Key Employees.  The term “key employee” means any Participant who at any time during the Plan Year or any of the four (4) preceding Plan Years is, or was:

(a)                                  an officer of the Employer having Compensation in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, however, no more than the lesser of (i) fifty Employees, or (ii) the greater of three (3) Employees or ten percent (10%) of all Employees are to be treated as officers; and provided further, that officers of any division of the Employer shall not be deemed to be an officer of the Employer merely because of their positions as officers of divisions;

(b)                                 one of the ten (10) Employees having annual Compensation from the Employer or more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half (½%) percent interest as well as one of the ten (10) largest interests in the Employer;

(c)                                  a five (5%) percent owner of the Employer; or

(d)                                 a one (1%) percent owner of the Employer having an annual Compensation from the Employer of more than $150,000.

An Employee shall be considered a five percent (5%) owner under paragraph (c) above if the Employee owns more than five percent (5%) of the Employer’s outstanding stock or stock possessing five percent (5%) of the total combined voting power of all the stock of the Employer.  The term one (1%) percent owner under paragraph (d) above means any person who would be described in the preceding sentence if “one (1%) percent” were substituted for “five (5%) percent” each place it appears in the preceding sentence.  In determining percentage ownership for purposes of this Section 12.3, the constructive ownership rules contained in Section 318 of the Code (as modified by Section 416(i)(1)(B)(iii) of the Code) shall be applicable, but the aggregation rules of Sections 414(b),(c) and (m) of the Code shall not apply.  In determining the number of officers taken into account under paragraph (a) above, Employees described in Section 414(q)(5) of the Code shall be excluded.

For purposes of this Section 12.3, Compensation means compensation within the meaning of Section 414(q)(4) of the Code, and in determining such Compensation, all Related Companies shall be included with the Employer as a single employer.

12.4                           Aggregation Rules.  All Related Companies shall be included with the Employer as a single employer for the purposes of determining top-heaviness.  All plans of the Employer in which a key employee participates, and each other plan of the Employer which enables any plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, will be aggregated as part of a required aggregation group for the purpose of determining top-heaviness.

Each plan in the required aggregation group will be top-heavy if the group is top-heavy and no plan in the group will be top-heavy if the group is not top-heavy.

Although not required, the Committee may elect to include as part of the aggregation group any plans that are not part of the required aggregation group as described above, but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans constituting the required aggregation group.  If the aggregation group elected by the Committee is top-heavy, only those plans that are part of the required aggregation group will be subject to the additional requirements placed on top-heavy plans.

An aggregation group will be top-heavy if the sum (as of the determination date) of:

(a)                                  the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group, and

(b                                     the aggregate of the accounts of key employees under all defined contribution plans included in such group, exceeds sixty (60%) percent of a similar sum determined for all employees.

12.5                           Special Minimum Contribution and Vesting Rules Becoming Operative in the Event the Plan Becomes Top-Heavy.  In the event that the Plan shall be determined to be top-heavy in any Plan Year, the following special minimum contribution and vesting requirements shall become operative for such Plan Year:

(a)                                  The aggregate Employer Discretionary Contributions allocated to the Account of a non-key employee for each Plan Year in which the Plan is top-heavy shall equal the lesser of (i) three percent (3%) of compensation (as defined in Treasury Regulation Section 1.415-2(d)) for that Plan Year, or (ii) the largest percentage of compensation of Pre-Tax Contributions, Employer Matching Contributions, and Employer Discretionary Contributions allocated to the Account of a key employee under the Plan for the Plan Year.  All Employees who are either (i) Participants or (ii) who have satisfied the eligibility requirements pursuant to Section 3.1 but for whom no Account has been established under the Plan, and who have not separated from the service of the Employer as of the last day of the Plan Year shall receive the minimum contribution.

(b)                                 The vested portion of a Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account, except for a Participant who does not complete an Hour of Service after the Plan becomes top-heavy, will be determined in accordance with the minimum vesting schedule set forth below, if the application of such schedule would result in a greater percentage of the Employer Matching Contribution Account and Employer Discretionary Contribution Account being vested than the application of the vesting provisions set forth in Section 6.2.

Years of Service	Vested Percentage of Account

Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

A Year of Service, for the purpose of this Section, means a Period of Service of 365 days, and Years of Service shall include only those years of service required to be counted under Section 411(a) of the Code, and shall not include those years of service permitted to be disregarded under Section 411(a)(4).

12.6         Termination of Top-Heavy Status.  If the Plan ceases to be top-heavy, this Article XII shall be inoperative with respect to any Plan Year for which the Plan is determined not to be top-heavy; except that with respect to any Plan Participant who has completed three (3) or more Years of Service, as defined in paragraph (b) of Section 12.5, as of the beginning of the Plan Year for which the Plan is determined not to be top-heavy, the minimum vesting schedule set forth in that paragraph will continue to apply if, at any time, the application of such schedule would result in a greater percentage of the Employer Matching Contribution Account and Employer Discretionary Contribution Account being vested than would the application of the vesting provisions set forth in Section 6.2.

ARTICLE XIII

SPECIAL SITUATIONS

13.1                           Definitions.  Solely for the purposes of this Article XIII, the following definitions shall apply:

(a)                                  Annuity Starting Date means (i) the first day of the first period for which a Transferred Employee’s benefits under this Article are payable as an annuity, or (ii) in the event the Transferred Employee’s benefits under this Article are not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefits.

(b)                                 Prior Company means any company or other business entity acquired by the Employer.

(c)                                  Prior Plan means the qualified retirement plan under Code Section 401(a)(including Code Section 401(k))maintained by a Prior Company.

(d)                                 Transferred Employee means an Employee who was employed by a Prior Company immediately before he became an Employee and who became an Employee as a result of the acquisition of the Prior Company by the Employer.

13.2                           Eligibility of Transferred Employees.  A Transferred Employee shall become a Participant in accordance with the provisions of Article III hereof.  In applying Article III to Transferred Employees, Periods of Service shall include service with the Prior Company determined in accordance with the applicable provisions of the Prior Plan, if any.

13.3                           Prior Plan Accounts and Joint and Survivor Annuity Accounts.  Amounts which are transferred to the Plan from the Prior Plan (the “Rollover Contributions”) shall be allocated to the Rollover Contribution Account of the Transferred Employee; provided, however, that in the event any portion of the Rollover Contributions are subject to the provisions of Section 417 of the

Code, said portion of the Rollover Contributions, if any, shall be allocated to a separate account for each Transferred Employee, hereinafter referred to as the “Joint and Survivor Annuity Account”.  Each Joint and Survivor Annuity Account shall be credited or charged with Net Income or Net Loss in the manner described in Section 5.3.

13.4                           Vesting of Transferred Employees. Each Transferred Employee shall at all times be one hundred (100%) percent vested in his Rollover Contribution Account and Joint and Survivor Annuity Account, if any.  Any Contributions made under this Plan on behalf of or by a Transferred Employee shall be vested in accordance with the provisions of Article VI hereof.  A Transferred Employee’s vesting service under the Plan shall include service with the Prior Company, if any, determined in accordance with the applicable provisions of the Prior Plan, if any.

13.5                           Distribution of Accounts of Transferred Employees.

(a)                                  Except as otherwise provided in the following paragraphs, the Account balance of each Transferred Employee shall be distributed in accordance with the provisions of Article VII.

(b)                                 (i)                                     If a Transferred Employee is married at the time of distribution, such Transferred Employee’s Joint and Survivor Annuity Account shall, subject to the provisions of Section 7.2(b), be distributed hereunder in the form of an annuity purchased with the entire Joint and Survivor Annuity Account of the Transferred Employee (A) which is payable for the lifetime of the Transferred Employee with a survivor annuity for the lifetime of the Transferred Employee’s spouse equal to at least fifty (50%) percent of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s spouse, and (B) which is the actuarial equivalent of a single life annuity payable for the lifetime of the Transferred Employee that could have been purchased by utilizing the Transferred Employee’s entire Joint and Survivor Annuity Account (hereinafter the “Qualified Joint and Survivor Annuity”), unless the Transferred Employee elects otherwise pursuant to the provision of paragraph (c).

(ii)                                  If a Transferred Employee is not married at the time of distribution, such Transferred Employee’s Joint and Survivor Annuity Account shall, subject to the provisions of Section 7.2(b), be distributed hereunder in the form of a single life annuity purchased with the entire Joint and Survivor Annuity Account of the Transferred Employee (hereinafter the “Annuity”), unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (iii).  The term Annuity shall, wherever it appears hereinafter, mean an annuity purchased with the Transferred Employee’s entire Joint and Survivor Annuity Account, which is payable for the lifetime of the Transferred Employee.

(iii)                               A Transferred Employee may elect, in writing, during an election period commencing ninety (90) days prior to his Annuity Starting Date, to waive his right to a Qualified Joint and Survivor Annuity or Annuity, as applicable, and to have his Joint and Survivor Annuity Account payable under the distribution option set forth in Article VII and may revoke said election, in writing, at any time prior to the end of said election period.  The number of revocations and subsequent new elections shall not be limited, and any new election must comply with the requirements of this paragraph (iii).  In the case of a married Transferred Employee, an election shall not be given effect unless the Transferred Employee’s spouse consents, in writing, to the election during the ninety (90) day election period described above.  Such spousal consent shall acknowledge the effect of the election on the spouse’s rights to benefits under the Plan, and the optional form of benefit designated by the Transferred Employee, which may not be changed without spousal consent (unless the Participant changes his election to the Qualified Joint and Survivor Annuity).  Such spousal consent shall be witnessed by a notary public.  Spousal consent to the election or to a subsequent change in the optional form of benefit shall not be required if it is established to the satisfaction of the Plan Administrator that such spousal consent cannot be obtained because (A) there is no spouse, (B) the spouse cannot be located, (C) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or (D)  of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe.  In the event the Participant’s spouse is legally incompetent to give such spousal consent hereunder, the spouse’s legal guardian, even if such guardian is the Participant, may give such consent.  A former spouse’s consent shall not be binding on a new spouse.  Spousal consent to the Transferred Employee’s revocation of an election to waive the Qualified Joint and Survivor Annuity shall not be required.  A former spouse’s consent shall not be binding on a new spouse. Not-withstanding anything herein to the contrary, the Committee may, in its discretion which shall be applied in a uniform and nondiscriminatory manner, permit the spouse’s consent hereunder to expressly permit changes in the optional form of benefit designated by the Participant without any requirement of further consent by the spouse.

(iv)                              The Committee shall, no later than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Transferred Employee whose vested Account exceeds $5,000 and on whose behalf a Joint and Survivor Annuity Account is maintained under the Plan with a written explanation of:

(A)                              the terms and conditions of the Qualified Joint and Survivor Annuity or Annuity;

(B)                                the Transferred Employee’s right to elect another form of benefit, and the effect of such election;

(C)           the rights of the Transferred Employee’s spouse with respect to the Qualified Joint and Survivor Annuity, and any election not to receive benefits in such form;

(D)                               the Transferred Employee’s right to revoke any election not to receive benefits in the form of a Qualified Joint and Survivor Annuity or Annuity and the effect of such revocation;

(E)                                 the material features and relative values of the optional forms of benefit available under the Plan; and

(F)                                 the Transferred Employee’s right, if any, to defer the commencement of his distribution.

Notwithstanding anything herein to the contrary, if a Transferred Employee, after having received the aforesaid written explanation, affirmatively elects a form of distribution and such Transferred Employee’s spouse consents to such distribution, if necessary, in the manner described in Section 13.5(b)(iii), the Annuity Starting Date may be less than thirty (30) days after said written explanation is provided to the Transferred Employee, provided (1) the Committee provides information to the Transferred Employee clearly indicating that he has a right to at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a form of distribution other than the Qualified Joint and Survivor Annuity, (2) the Transferred Employee is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Transferred Employee,(3) the Annuity Starting Date is after the date the aforesaid written explanation is provided to the Transferred Employee; provided, however that the Annuity Starting Date may be before the date that any affirmative election is made by the

Transferred Employee and before the date the distribution may commence under (4) below, and (4) distribution in accordance with the affirmative election does not commence before the expiration of the seven-day period that begins the day after the written explanation is provided to the Transferred Employee.

(v)                                 The rights of any spouse or Beneficiary hereunder shall be extinguished to the extent that such rights are in conflict with the provisions of any domestic relations order which is a “Qualified Domestic Relations Order” within the meaning of Section 206(d)(3)(A) of ERISA.

(c)                                  (i)            If a married Transferred Employee shall die prior to his Annuity Starting Date, the deceased Transferred Employee’s Joint and Survivor Annuity Account shall be applied toward the purchase of a lifetime annuity for such Transferred Employee’s spouse (hereinafter the

“Pre-Retirement Survivor Annuity”), unless such Transferred Employee elects otherwise pursuant to the election procedure set forth in paragraphs (ii) and (iii) below.  Annuity payments to the spouse shall commence no later than the first day of the month following the date the Transferred Employee would have attained his Normal Retirement Age, or, if later, the date the Transferred Employee died; provided, however, that upon written request from the spouse, the annuity may be paid commencing as of the first day of any month following the Transferred Employee’s death.  Notwithstanding the above, the Committee shall distribute the Transferred Employee’s entire Account to the surviving spouse in a lump sum as soon as practicable following the Transferred Employee’s death in the event such Account does not exceed $5,000, and, to the extent permitted by law, the surviving spouse may elect to receive the deceased

Transferred Employee’s entire Account in accordance with the provisions of Section 7.4, in lieu of the Pre-retirement Survivor Annuity described in this paragraph (i).

(ii)                                  A Transferred Employee on whose behalf a Joint and Survivor Annuity Account is maintained may elect to waive the Pre-retirement Survivor Annuity described in paragraph (i) above and designate a Beneficiary other than his spouse, during the election period described in paragraph (iii) below.  If the Transferred Employee elects to waive the Pre-retirement Survivor Annuity, then, in the event of the death of the Transferred Employee prior to his Annuity Starting Date, the deceased Transferred Employee’s Joint and Survivor Annuity Account shall be distributed in accordance with the provisions of Section 7.4 hereof.  A waiver by a Transferred Employee of the Pre-retirement Survivor Annuity shall not be effective unless the Transferred Employee’s spouse consents in writing to such waiver during the election period described in paragraph (iii) below.  Such spousal consent shall acknowledge the effect of the waiver on the spouse’s rights to benefits under the Plan, and the specific non-spouse Beneficiary, if any, designated by the Transferred Employee, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without the spouse’s consent (unless such spousal consent expressly permits such changes without any requirement of further consent by the spouse or unless the Transferred Employee charges his election to the Pre-Retirement Spouse’s Annuity).  Such spousal consent shall be witnessed by a notary public.  Spousal consent to a waiver of the Pre-retirement Survivor Annuity or to a subsequent change in Beneficiary shall not be required if it is established to the satisfaction of the Committee that such spousal consent cannot be obtained because (A) there is no spouse, (B) the spouse cannot be located, (C) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect or (D) of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe.  In the event the Participant’s spouse is legally incompetent to give such spousal consent hereunder, the spouse’s legal guardian, even if such guardian is the Participant, may give such consent.  Spousal consent to the Transferred Employee’s revocation of a waiver of the Pre-retirement Survivor Annuity under paragraph (iii) below is not required.  A former spouse’s consent shall not be binding on a new spouse.

Not-withstanding anything herein or in the Plan to the contrary, nothing contained in this Section or the Plan shall require the Committee to permit the designation of contingent Beneficiaries.  In addition and notwithstanding anything herein to the contrary, the Committee may, in its discretion which shall be applied in a uniform and nondiscriminatory manner, permit the spouse’s consent hereunder to expressly permit changes in the Beneficiary designation by the Participant without any requirement of further consent by the spouse.

(iii)                               Each Transferred Employee on whose behalf a Joint and Survivor Annuity Account is maintained shall have the right to waive the Pre-retirement Survivor Annuity in accordance with paragraph (ii), and to revoke said waiver during an election period commencing on the first day of the Plan Year in which the Transferred Employee attains age thirty-five (35), or, if later, on the date the Transferred Employee first becomes a Participant, and ending on the date of the Transferred Employee’s death; provided, however, that if the Transferred Employee’s employment with the Employer is terminated, the election period shall commence no later than the date of termination of employment with respect to amounts in the Joint and Survivor Annuity Account prior to such date.  The number of revocations, and subsequent new waivers shall not be limited.  Any new waivers shall comply with the requirements of paragraph (ii) above and this paragraph (iii).

(iv)                              The Committee shall provide to each Transferred Employee on whose behalf a Joint and Survivor Annuity Account is maintained, within the period beginning with the first day of the Plan Year in which the Transferred Employee attains age thirty-two (32) and ending on the last day of the Plan Year in which the Transferred Employee attains age thirty-four (34), a written explanation of:

(A)                              the terms and conditions of the Pre-retirement Survivor Annuity;

(B)                                the Transferred Employee’s right to waive the Pre-retirement Survivor Annuity and the effect of such waiver;

(C)                                the rights of the Transferred Employee’s spouse with respect to the Pre-retirement Survivor Annuity and any waiver thereof, and any designation of a Beneficiary other than the spouse; and

(D)                               the Transferred Employee’s right to revoke any waiver of the Pre-retirement Survivor Annuity and the effect of such revocation;

provided, however, that if the Transferred Employee becomes a Participant after attaining age thirty-two (32), said written explanation shall be provided to him by the end of the three (3) year period beginning with the first day of the Plan Year of his entry, or, if the Transferred Employee terminates service prior to age thirty-two (32), said written explanation shall be provided to him within one (1) year following such termination.

(iv)                              Except as otherwise provided in Section 7.2(b), with respect to any Joint and Survivor Annuity Account, as described in Section 13.3, of any Transferred Employee who was a former participant in the Newtrend Plan, the Qualified Joint and Survivor Annuity described in Section 13.5(b)(i) shall include an annuity payable for the lifetime of the Transferred Employee with a survivor annuity for the lifetime of the Transferred Employee’s surviving spouse equal to, pursuant to the Participant’s election, seventy-five percent (75%) or one hundred percent (100%) of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s spouse and which is equal in value to the Qualified Joint and Survivor Annuity described in Section 13.5(b)(i).

(v)                                 Except as otherwise provided in Section 7.2(b), with respect to any Joint and Survivor Annuity Account, as described in Section 13.3, of any Transferred Employee who was a former participant in the Legent Plan, the Qualified Joint and Survivor Annuity, as set forth under Section 13.5(b), shall include an annuity for the lifetime of the Transferred Employee with a survivor annuity equal to, at the Transferred Employee’s election, one hundred (100%) percent (instead of fifty (50%)percent) of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s spouse and which is the actuarial equivalent of a single life annuity payable for the lifetime of the Transferred Employee that could have been purchased utilizing the Transferred Employee’s Joint and Survivor Annuity Account.  In addition to the preceding, the provisions of Section 13.5(c) shall apply to such Transferred Employee’s Joint and Survivor Annuity Account.

13.6                           Assignment of Joint and Survivor Annuity Account for Plan Loan.  In no event shall any portion of the Joint and Survivor Annuity Account of a married Transferred Employee be assigned as collateral for a loan pursuant to the provisions of Section 8.2(f), unless such Transferred Employee’s spouse consents, in writing, to such assignment, within the ninety (90) day period prior to the distribution of the loan.  Such spousal consent shall be in the manner described in Section 13.5(b)(iii).

13.7                           Rollover Contribution Account of Non-Transferred Employees.  In the event that a Prior Plan maintained by a Prior Company shall be terminated on or after such Prior Company becomes a Related Company, amounts transferred to the Plan as a result of the application of Treas. Reg. Section 1.411(a)-11(e)(1)

on behalf of employees who where participants in the Prior Plan but who are not Transferred Employees, shall be allocated to a Rollover Contribution Account on behalf of such employees.  Such employees shall be one hundred (100%) percent vested at all times in such Rollover Contribution Accounts, the distribution of which shall be subject to the applicable provisions of Section 13.5.

IN WITNESS WHEREOF, Computer Associates International, Inc., as authorized by its Board of Directors, has caused these presents to be signed by its proper officer this            day of          , 2001.

Attest:	COMPUTER ASSOCIATES INTERNATIONAL, INC.

By:
Secretary	Title:

APPENDIX A

Effective Date Provisions

The provisions of this amended and restated Plan shall be effective March 31, 1997, except as otherwise provided (i) below, (ii) in the Plan, or (iii) pursuant to any applicable regulations, rulings, notices, announcements or other pronouncements:

1.                                       Paragraph (b) of Section 1.1(11) and Sections 1.1(18), 1.1(23), 4.14 and 6.3(a) shall be effective December 12, 1994.

2.                                       Section 5.5(1)(ii) shall be effective with respect to limitation years beginning after December 31, 1994.

3.                                       Section 7.3(b) shall be effective July 1, 2001.

4.                                       Section 7.7(c) shall be effective with respect to years beginning after December 31, 1996.

5.                                       The reference to Section 401(a)(13)(C) of the Code in Section 9.3(a) shall be effective with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997.

6.                                       The following Plan provisions became ineffective subsequent to the March 31, 1997 effective date of this amendment and restatement and apply only with respect to periods between March 31, 1997 and the applicable dates indicated below.

(a)                                  The following provisions were effective until ninety (90)days after the date this amended and restated Plan is adopted:

“1.1(6) Early Retirement Age means, with respect to any Participant whose employment terminates before Normal Retirement Age, the later of:

(a)                                  the first day of the month during which he attains age fifty-five (55); or

(b)                                 the tenth (10th) anniversary of the date the Participant commenced participation in the Plan.”

(b)                                 The last sentence of Sections 3.1(b), 4.5, and 5.2(c), respectively, read as follows until March 31, 1998:

(i)                                     With respect to Section 3.1(b):

“Notwithstanding anything in this Section of the Plan to the contrary, in no event shall employees of Infresco Corporation be eligible to participate in the Plan with respect to Employer Discretionary Contributions.”

(ii)                                  With respect to Section 4.5:

“Notwithstanding anything in this Section of the Plan to the contrary, in no event shall any Employer Discretionary Contribution be made by Infresco Corporation or with respect to any employee of Infresco Corporation.

(iii)                               With respect to former Section 5.2(c):

“In addition, and notwithstanding anything in this Plan to the contrary, no allocation shall be made for any Plan Year with respect to employees of Infresco Corporation.”

(c)                                  The following provisions were effective until ninety (90)days after the date this amended and restated Plan is adopted:

“§7.1                    Termination Other Than by Reason of Retirement, Disability or Death. The non-forfeitable Account balance of a Participant who has terminated employment with the Employer other than by reason of retirement, Disability or death, shall be distributed to him in a lump sum as soon as practicable following the Participant’s termination of employment but not later than 60 days following the date such Participant incurs a One Year Break-in-Service, provided that either (i) the value of such balance at the date of distribution is $3,500 or less, or (ii) the Participant requests such a distribution.  If the value of such balance is greater than $3,500 and the Participant does not request such a distribution, such balance shall be held in the Fund until the Participant reaches his Normal

Retirement Age, at which time it shall be paid to him under any method specified in §7.3 selected by such Participant.  Notwithstanding anything in this Plan to the contrary, for the Plan Year commencing March 31, 1998 and for all Plan Years thereafter, the $3,500 amount referred to herein shall be increased to $5,000.

§7.2                          (1)                                  Payment at Normal Retirement Age.  Upon a Participant’s termination of employment at or after Normal Retirement Age, amounts credited to his Account shall be payable to him under any method specified in §7.3 selected by such Participant.  Except as provided in §7.6(b), any payment under this subparagraph shall be made or shall commence within 60 days following the end of the Plan Year in which occurs such termination of employment.

(2)                                  Early Retirement Age or Disability.  Except as provided in §7.3(d), a Participant who terminates employment at or after Early Retirement Age or due to Disability (before his attainment of Normal Retirement Age) may elect to have the amounts credited to his Pre-Tax, Voluntary and Rollover Contribution Accounts and the non-forfeitable portion of his Employer Contribution Account paid to him under any method specified in §7.3 selected by such Participant, in which case any such payments shall be made or shall commence as soon as practicable following such termination of employment, but no later than 60 days following the date such Participant incurs a One Year Break-in-Service; provided, however, that if the Participant does not make the preceding election, such amounts shall be held in the Fund until the Participant reaches his Normal Retirement Age, at which time it shall be paid to him under any method specified in §7.3 selected by the Participant.

(3)                                  Payment Upon Death.  In the event of the death of a Participant prior to the commencement of benefit payments hereunder, the Participant’s non-forfeitable Account balance shall be paid to the Beneficiary designated by the Participant in accordance with the provisions of §7.4.  The death benefit payable pursuant to this §7.2(3) shall be paid either (i) in a lump sum, or (ii) in equal monthly installments over a fixed period of years, provided such fixed period does not exceed the life expectancy of such designated Beneficiary.  The method of payment shall be specified in the Beneficiary designation, or, if not specified therein, may be selected by the Beneficiary, or if the Beneficiary is a minor, by the Beneficiary’s legal guardian.  In the event the designated Beneficiary elects option (ii) immediately above and dies prior to receiving the entire amount credited to the deceased Participant’s non-forfeitable Account, the balance of said non-forfeitable Account shall be distributed to the estate of the designated Beneficiary as soon as practicable following such Beneficiary’s death.  Notwithstanding anything herein to the contrary, if the Participant’s non-forfeitable Account balance as of the date of death does not exceed $3,500, the Committee shall pay the Participant’s non-forfeitable Account balance to his designated Beneficiary in a lump sum as soon as practicable following the Participant’s death; provided, however, that for the Plan Year commencing March 31, 1998 and for all Plan Years thereafter, the $3,500 referred to herein shall be increased to $5,000.

§7.3                          Methods of Distribution.  Distribution of amounts payable under §7.2(1) or (2) shall be made in one of the following methods:

(a)                                  in a lump sum; or

(b)                                 in substantially equal monthly installments over a fixed number of years not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary.

The Committee may provide for such installments by the purchase and distribution to the Participant of a contract providing for such installments, or may pay such installments directly from the Trust.

If the Participant commences to receive his vested Account in installments and dies after his Required Beginning Date (as defined in §7.6(b)), the remaining installments shall be paid to the Participant’s designated Beneficiary at least as rapidly as under the method of payment selected by the Participant and in accordance with Section 401(a)(9) of the Code and the regulations promulgated thereunder; provided, however, that the Beneficiary may elect to receive the remaining installments in a single lump sum payment.  If the Participant commences to receive his vested Account in installments and dies prior to his Required Beginning Date, the remaining installments shall be distributed in accordance with §7.7.

(c)                                  The Committee may, with the prior written consent of the Participant, transfer part or all of the Trust assets credited to his Account, to the Trustees of another plan qualified under either Section 401(a) or Section 403(a) of the Code, which will accept such transfer on behalf of the Participant.

(d)                                 Notwithstanding anything in this Article to the contrary, in the event the Participant’s entire non-forfeitable Account balance does not exceed $3,500, the Committee shall pay the Participant a lump sum as soon as practicable following the Participant’s termination of employment; provided, however, that for the Plan Year commencing March 31, 1998 and for all Plan Years thereafter, the $3,500 referred to herein shall be increased to $5,000.

§7.6                          Notification.  The Committee shall provide each Participant whose vested Account exceeds $5,000 with a notice of distribution no later than thirty (30) days and no more than ninety (90) days prior to the date on which distributions are scheduled to commence.  Said notice shall set forth a general description of the material features and an explanation of the relative values of, the optional forms of distribution set forth under §7.2 in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and the regulations promulgated thereunder, and shall also inform the Participant of his right, if any, to defer the commencement of his distribution.  If a distribution is one to which §§401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after such notice is provided by the Committee, provided that the notice clearly informs the Participant of his right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. Anything herein to the contrary notwithstanding, except as provided in §7.7 below, (a) no benefit shall be payable under the Plan to any Participant or Beneficiary hereunder unless and until such Participant or Beneficiary shall submit a written application therefor, on a form provided by the Committee, specifying the method in which such benefit is to be paid, and (b) in the event that there shall be a change in the investment funds available to Participants pursuant to §11.1 or a change in the Plan Trustee, distributions under the Plan may be suspended to the extent necessary to accomplish such changes.”

(d)                                 Section 7.10(e)(iv) read as follows until ninety (90)days after the date this amended and restated Plan is adopted:

“(iv) Eligible Rollover Distribution means any distribution from the Plan to a Distributee, except that such term shall not include (A) any portion of a distribution which is attributable to Voluntary Contributions, (B) any distribution which is one of a series of substantially equal periodic payments, not less frequently than annually, made (1) for the life (or life expectancy) of the Participant or the joint lives (or life expectancies) of the Participant and his designated Beneficiary, or (2) for a specified period of ten (10) years or more, (C) any distribution to the extent such distribution is required under §7.7, and (D) any hardship distribution made from a Participant’s Pre-Tax Contribution Account under §8.1(b).”

(e)                                  The last sentence of Section 7.4 read as follows until March 31, 1998:

“Notwithstanding anything herein to the contrary, if the Participant’s non-forfeitable Account balance as of the date of death does not exceed $3,500, the Committee shall pay the Participant’s non-forfeitable Account balance to his designated Beneficiary in a lump sum as soon as practicable following the Participant’s death; provided, however, that for the Plan Year commencing March 31, 1998 and for all Plan Years thereafter, the $3,500 referred to herein shall be increased to $5,000.”

(f)                                    The last sentence of Section 9.1(b) read as follows until March 31, 1998:

“Notwithstanding anything in this Plan to the contrary, for the Plan Year commencing March 31, 1998 and for all Plan Years thereafter, the $3,500 referred to above shall be increased to $5,000.”

(g)                                 Article XIII read as follows until ninety (90)days after the date this amended and restated Plan is adopted:

ARTICLE XIII

SPECIAL SITUATIONS

§13.1                    Definitions.  Solely for the purposes of this Article XIII, the following definitions shall apply:

(1)                                  Annuity Starting Date means (a) the first day of the first period for which a Transferred Employee’s benefits under this Article are payable as an annuity, or (b) in the event the Transferred Employee’s benefits under this Article are not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefits.

(2)                                  Prior Company means Software International Corporation, BPI Systems, Inc., UCCEL Corporation, Applied Data Research, Inc., Cullinet Software, Inc., DBMS, Inc., CompuSystems, Inc., On-Line Software International, Inc., Pansophic Systems, Incorporated, Nantucket Corporation, The ASK Group, Inc., Newtrend L.P., Legent Corporation, Kindle Incorporated, Digital Equipment Corporation, Cheyenne Software, Inc., Preferred Systems, Inc., CapaCity Software Corporation, AI Ware, Inc., Avalan Technology, Inc., or Systems Start-Up, Ltd., whichever is applicable.

(3)                                  Prior Plan means the Software International Corporation Retirement/Savings Plan and Trust as amended and restated effective September 1, 1985, and as thereafter amended (hereinafter referred to as the “Software Plan”), the BPI Systems, Inc. Deferred Profit Sharing Plan and Trust as adopted by BPI Systems, Inc. effective December 17, 1985, and as thereafter amended (hereinafter referred to as the “BPI Plan”), the UCCEL Corporation Savings Plus Plan as effective January 1, 1985, and as thereafter amended (hereinafter referred to as the “UCCEL Plan”), the ADR Savings and Security Plan as amended and restated effective February 1, 1988, and as thereafter amended (hereinafter referred to as the “ADR Plan”), the Cullinet Software, Inc. Profit Sharing Retirement Plan as amended and restated effective May 1, 1987, and as thereafter amended, the DBMS, Inc. 401(k) Plan as amended and restated effective September 1, 1989, and as thereafter amended, the CompuSystems, Inc. Retirement Savings Plan as effective March 1, 1989, and as thereafter amended (hereinafter referred to as the “CompuSystems Plan”), the On-Line Software International, Inc. Capital Accumulation Plan as amended and restated effective January 1, 1989, and as thereafter amended (hereinafter referred to as the “On-Line Plan”), the Pansophic Systems, Incorporated Profit-Sharing/Savings Investment Plan as effective October 1, 1990, and as thereafter amended (hereinafter referred to as the “Pansophic Plan”), the Nantucket Corporation 401(k) Profit Sharing Plan as effective January 1, 1991, and as thereafter amended (hereinafter referred to as the “Nantucket Plan”), The ASK Group 401(k) Plan as amended and restated effective January 1, 1992, and as thereafter amended (hereinafter referred to as the “ASK Plan”), the Newtrend L.P. 401(k) Savings Plan as amended and restated effective January 1, 1989, and as thereafter amended (hereinafter referred to as the “Newtrend Plan”), the Legent Retirement Security Plan as amended and restated effective October 1, 1992, and as thereafter amended (hereinafter referred to as the “Legent Plan”), the Cheyenne Software, Inc. 401(k) Plan as amended and restated effective July 1, 1995, and as thereafter amended (hereinafter referred to as the “Cheyenne Plan”), or the Preferred Systems, Inc. 401(k) Savings Plan as effective January 1, 1996, and as thereafter amended (hereinafter referred to as the “Preferred Systems Plan”), whichever is applicable with respect to a Transferred Employee.

(4)                                  Transferred Employee means an Employee who was employed by the Prior Company immediately before he became an Employee.

§13.2                    Eligibility of Transferred Employees.  A Transferred Employee shall become a Participant in accordance with the provisions of Article III hereof.  In applying Article III to Transferred Employees, Periods of Service shall include service with the Prior Company determined in accordance with the applicable provisions of the Prior Plan, if any.

§13.3                    Prior Plan Accounts and Joint and Survivor Annuity Accounts.  Amounts which are transferred to the Plan from the Prior Plan (the “Rollover Contributions”) shall be allocated to the Rollover Contribution Account of the Transferred Employee; provided, however, that in the event any portion of the Rollover Contributions are subject to the provisions of Section 417 of the Code, said portion of the Rollover Contributions, if any, shall be allocated to a separate account for each Transferred Employee, hereinafter referred to as the “Joint and Survivor Annuity Account”.  Each Joint and Survivor Annuity Account shall be credited or charged with Net Income or Net Loss in the manner described in §5.3.

§13.4                    Vesting of Transferred Employees.        Each Transferred Employee shall at all times be one hundred (100%) percent vested in his Rollover Contribution Account and Joint and Survivor Annuity Account, if any.  Any Contributions made under this Plan on behalf of or by a Transferred Employee shall be vested in accordance with the provisions of Article VI hereof.  A Transferred Employee’s vesting service under the Plan shall include service with the Prior Company, if any, determined in accordance with the applicable provisions of the Prior Plan, if any.

§13.5                    Distribution of Accounts of Transferred Employees.

(1)                                  Except as otherwise provided in the following paragraphs, the Account balance of each Transferred Employee shall be distributed in accordance with the provisions of Article VII.

(2)                                  (a) If a Transferred Employee is married at the time of distribution, such Transferred Employee’s Joint and Survivor

Annuity Account shall, subject to the provisions of §7.3(d), be distributed hereunder in the form of an annuity purchased with the entire Joint and Survivor Annuity Account of the Transferred Employee (i) which is payable for the lifetime of the Transferred Employee with a survivor annuity for the lifetime of the Transferred Employee’s spouse equal to at least fifty (50%) percent of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s spouse, and (ii) which is the actuarial equivalent of a single life annuity payable for the lifetime of the Transferred Employee that could have been purchased by utilizing the Transferred Employee’s entire Joint and Survivor Annuity Account (hereinafter the “Qualified Joint and Survivor Annuity”), unless the Transferred Employee elects otherwise pursuant to the provision of paragraph (c).

(b)                                 If a Transferred Employee is not married at the time of distribution, such Transferred Employee’s Joint and Survivor Annuity Account shall, subject to the provisions of §7.3(d), be distributed hereunder in the form of a single life annuity purchased with the entire Joint and Survivor Annuity Account of the Transferred Employee (hereinafter the “Annuity”), unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (c).  The term Annuity shall, wherever it appears hereinafter, mean an annuity purchased with the Transferred Employee’s entire Joint and Survivor Annuity Account, which is payable for the lifetime of the Transferred Employee.

(c)                                  A Transferred Employee may elect, in writing, during an election period commencing ninety (90) days prior to his Annuity Starting Date, to waive his right to a Qualified Joint and Survivor Annuity or Annuity, as applicable, and to have his Joint and Survivor Annuity Account payable under one of the applicable distribution options set forth in Article VII and may revoke said election, in writing, at any time prior to the end of said election period.  The number of revocations and subsequent new elections shall not be limited, and any new election must comply with the requirements of this paragraph (c). In the case of a married Transferred Employee, an election shall not be given effect unless the Transferred Employee’s spouse consents, in writing, to the election during the ninety (90) day election period described above.  Such spousal consent shall acknowledge the effect of the election on the spouse’s rights to benefits under the Plan, and the optional form of benefit and non-spouse Beneficiary, if any, designated by the Transferred Employee under the optional form of benefit, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without spousal consent (unless such spousal consent expressly permits such designations without any requirement of further consent by the spouse or unless the Participant changes his election to the Qualified Joint and Survivor Annuity).  Such spousal consent shall be witnessed by a notary public.  Spousal consent to the election or to a subsequent change in the optional form of benefit or non-spouse Beneficiary shall not be required if it is established to the satisfaction of the Plan Administrator that such spousal consent cannot be obtained because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or (iv)  of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe.  In the event the Participant’s spouse is legally incompetent to give such spousal consent hereunder, the spouse’s legal guardian, even if such guardian is the Participant, may give such consent.  A former spouse’s consent shall not be binding on a new spouse.  Spousal consent to the Transferred Employee’s revocation of an election to waive the Qualified Joint and Survivor Annuity shall not be required.  A former spouse’s consent shall not be binding on a new spouse.

(d)                                 The Committee shall, no later than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Transferred Employee whose vested Account exceeds $3,500 and on whose behalf a Joint and Survivor Annuity Account is maintained under the Plan with a written explanation of:

(i)                                     the terms and conditions of the Qualified Joint and Survivor Annuity or Annuity;

(ii)                                  the Transferred Employee’s right to elect another form of benefit, and the effect of such election;

(iii)                               the rights of the Transferred Employee’s spouse with respect to the Qualified Joint and Survivor Annuity, and any election not to receive benefits in such form;

(iv)                              the Transferred Employee’s right to revoke any election not to receive benefits in the form of a Qualified Joint and Survivor Annuity or Annuity and the effect of such revocation;

(v)                                 the material features and relative values of the optional forms of benefit available under the Plan; and

(vi)                              the Transferred Employee’s right, if any, to defer the commencement of his distribution.

Notwithstanding anything herein to the contrary, if a Transferred Employee, after having received the aforesaid written explanation, affirmatively elects a form of distribution and such Transferred Employee’s spouse consents to such distribution, if necessary, in the manner described in §13.5(2)(c), the Annuity Starting Date may be less than thirty (30) days after said written explanation is provided to the Transferred Employee, provided (A) the Committee provides information to the Transferred Employee clearly indicating that he has a right to at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a form of distribution other than the Qualified Joint and Survivor Annuity, (B) the Transferred Employee is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Transferred Employee,(C) the Annuity Starting Date is after the date the aforesaid written explanation is provided to the Transferred Employee; provided, however that the Annuity Starting Date may be before the date that any affirmative election is made by the Transferred Employee and before the date the distribution may commence under (D) below, and (D) distribution in accordance with the affirmative election does not commence before the expiration of the seven-day period that begins the day after the written explanation is provided to the Transferred Employee.

(e)                                  The rights of any spouse or Beneficiary hereunder shall be extinguished to the extent that such rights are in conflict with the provisions of any domestic relations order which is a “Qualified Domestic Relations Order” within the meaning of Section 206(d)(3)(A) of ERISA.

(3)                                  (a)                                  If a married Transferred Employee shall die prior to his Annuity Starting Date, the deceased Transferred Employee’s Joint and Survivor Annuity Account shall be applied toward the purchase of a lifetime annuity for such Transferred Employee’s spouse (hereinafter the “Pre-Retirement Survivor Annuity”), unless such Transferred Employee elects otherwise pursuant to the election procedure set forth in paragraphs (b) and (c) below.  Annuity payments to the spouse shall commence no later than the first day of the month following the date the Transferred Employee would have attained his Normal Retirement Age, or, if later, the date the Transferred Employee died; provided, however, that upon written request from the spouse, the annuity may be paid commencing as of the first day of any month following the Transferred Employee’s death.  Notwithstanding the above, the Committee shall distribute the Transferred Employee’s entire Account to the surviving spouse in a lump sum as soon as practicable following the Transferred Employee’s death in the event such Account does not exceed $3,500, and, to the extent permitted by law, the surviving spouse may elect to receive the deceased Transferred Employee’s entire Account in accordance with the provisions of §7.2(3), in lieu of the Pre-retirement Survivor Annuity described in this paragraph (a).

(b)                                 A Transferred Employee on whose behalf a Joint and Survivor Annuity Account is maintained may elect to waive the Pre-retirement Survivor Annuity described in paragraph (a) above and designate a Beneficiary other than his spouse, during the election period described in paragraph (c) below.  If the Transferred Employee elects to waive the Pre-retirement Survivor Annuity, then, in the event of the death of the Transferred Employee prior to his Annuity Starting Date, the deceased Transferred Employee’s Joint and Survivor Annuity Account shall be distributed in accordance with the provisions of §7.2(3) hereof.  A waiver by a Transferred Employee of the Pre-retirement Survivor Annuity shall not be effective unless the Transferred Employee’s spouse consents in writing to such waiver during the election period described in paragraph (c) below.  Such spousal consent shall acknowledge the effect of the waiver on the spouse’s rights to benefits under the Plan, and the specific non-spouse Beneficiary, if any, designated by the Transferred Employee, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without the spouse’s consent (unless such spousal consent expressly permits such changes without any requirement of further consent by the spouse or unless the Transferred Employee charges his election to the Pre-Retirement Spouse’s Annuity).  Such spousal consent shall be witnessed by a notary public.  Spousal consent to a waiver of the Pre-retirement Survivor Annuity or to a subsequent change in Beneficiary shall not be required if it is established to the satisfaction of the Committee that such spousal consent cannot be obtained because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect or (iv) of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe.  In the event the Participant’s spouse is legally incompetent to give such spousal consent hereunder, the spouse’s legal guardian, even if such guardian is the Participant, may give such consent.  Spousal consent to the Transferred Employee’s revocation of a waiver of the Pre-retirement Survivor Annuity under paragraph (c) below is not required.  A former spouse’s consent shall not be binding on a new spouse.

(c)                                  Each Transferred Employee on whose behalf a Joint and Survivor Annuity Account is maintained shall have the right to waive the Pre-retirement Survivor Annuity in accordance with paragraph (b), and to revoke said waiver during an election period commencing on the first day of the Plan Year in which the Transferred Employee attains age thirty-five (35), or, if later, on the date the Transferred Employee first becomes a Participant, and ending on the date of the Transferred Employee’s death; provided, however, that if the Transferred Employee’s employment with the Employer is terminated, the election period shall commence no later than the date of termination of employment with respect to amounts in the Joint and Survivor Annuity Account prior to such date.  The number of revocations, and subsequent new waivers shall not be limited.  Any new waivers shall comply with the requirements of paragraph (b) above and this paragraph (c).

(d)                                 The Committee shall provide to each Transferred Employee on whose behalf a Joint and Survivor Annuity Account is maintained, within the period beginning with the first day of the Plan Year in which the Transferred Employee attains age thirty-two (32) and ending on the last day of the Plan Year in which the Transferred Employee attains age thirty-four (34), a written explanation of:

(i)                                     the terms and conditions of the Pre-retirement Survivor Annuity;

(ii)                                  the Transferred Employee’s right to waive the Pre-retirement Survivor Annuity and the effect of such waiver;

(iii)                               the rights of the Transferred Employee’s spouse with respect to the Pre-retirement Survivor Annuity and any waiver thereof, and any designation of a Beneficiary other than the spouse; and

(iv)                              the Transferred Employee’s right to revoke any waiver of the Pre-retirement Survivor Annuity and the effect of such revocation;

provided, however, that if the Transferred Employee becomes a Participant after attaining age thirty-two (32), said written explanation shall be provided to him by the end of the three (3) year period beginning with the first day of the Plan Year of his entry, or, if the Transferred Employee terminates service prior to age thirty-two (32), said written explanation shall be provided to him within one (1) year following such termination.

(4)                                  (a)                                  Except as otherwise provided in this §13.5, the methods of distribution set forth in §7.3 shall include a life annuity with respect to any Transferred Employee who was a former participant in the Software Plan or the UCCEL Plan; provided, however, that if such Transferred Employee is married at the time of distribution and elects a life annuity as the method of distribution, such Transferred Employee’s distribution shall be paid in the form of a Qualified Joint and Survivor Annuity as described in paragraph (2)(a) above, unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (2)(c) above.

(b)                                 Except as otherwise provided in §7.1(1) and §7.3(d), a Transferred Employee who was a former participant in the ADR Plan and who terminates employment with the Employer other than by reason of retirement, disability or death, may elect to have his Rollover Contribution Account paid to him no later than sixty (60) days following the end of the Plan Year in which his employment terminates under the method specified in §7.3(b); provided, however, that if such Transferred Employee does not make the preceding election, or the election set forth in §7.1(1), such Transferred Employee’s vested Account balance shall be held in the Fund until he reaches Normal Retirement Age, at which time it shall be paid to him under any method specified in §7.3.

(c)                                  Except as otherwise provided in §7.3(d) and §7.6, a Transferred Employee who was a former participant in the ADR Plan may elect to defer the distribution of his Rollover Contribution Account for a specified number of calendar months up to one (1) year following such Transferred Employee’s termination of employment with the Employer, in which case such Rollover Contribution Account shall be distributed to him in a lump sum.

(d)                                 Except as otherwise provided in §7.1(1) and §7.3(d), a Transferred Employee who was a former participant in the On-Line Plan and who terminates employment with the Employer prior to his Normal Retirement Age or due to Disability (before his attainment of Normal Retirement Age), may elect to defer the distribution of his Rollover Contribution Account until the later of (i) the date he attains age sixty-two (62) or (ii) the later of (A) the date he attains age sixty (60) or (B) the fifth anniversary of the date he commenced participation in the On-Line Plan.

(5)                                  Notwithstanding any other provision in this Plan to the contrary and except as otherwise provided in §7.1(1) and §7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the CompuSystems Plan.

(a)                                  The methods of distribution set forth under §7.3 shall include the following:

(i)                                     a straight life annuity;

(ii)                                  a single life annuity with a period certain of five (5), ten (10) or fifteen (15) years, as elected by the Participant;

(iii)                               a single life annuity with installment refund;

(iv)                              a survivorship life annuity with installment refund and survivor percentages of fifty (50), sixty-six and two-thirds (66-2/3) or one hundred (100);

(v)                                 a fixed period annuity for any period of whole months which is not less than sixty (60) and does not exceed the life expectancy of the Participant and his designated Beneficiary, where life expectancy is not recalculated; and

(vi)                              a series of installments elected by the Participant with a minimum payment each year beginning with the year during which the Participant attains age seventy and one-half (70-1/2).  The payment for the first year in which a minimum payment is required under this option shall be made by April 1 of the following calendar year and the payment for the second year and each succeeding year shall be made by December 31 of that year.  The minimum payment shall be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant’s spouse, if any, where the joint and last survivor expectancy is recalculated.  If a Participant dies before receiving all installment payments due under this option, any remaining installments shall be paid to the Participant’s Beneficiary in one lump sum.  If a Transferred Employee elects this method of distribution, he may elect on any later date to have the balance of his Rollover Contribution Account paid under any of the optional forms set forth above, including a single lump sum distribution.

(b)                                 If the Transferred Employee elects an annuity under subparagraph (a) above and is married at the time distributions commence, distributions of his Rollover Contribution Account shall be made in the form of a Qualified Joint and Survivor Annuity as described in paragraph (2)(a) above, unless such Employee elects otherwise in accordance with the spousal consent provisions set forth in paragraph (2)(c) above.

(c)                                  (i)                                     If the Transferred Employee terminates employment with the Employer on or after Normal Retirement Age, Early Retirement Age (as defined herein) or due to Disability, distributions shall commence in accordance with §7.2(1) or (2), whichever is applicable; provided, however, that the Transferred Employee may elect to defer the distribution of his Rollover Contribution Account until the latest date distributions are required to commence under §7.6.  For purposes of this subparagraph (c)(i), Early Retirement Age means, with respect to a Transferred Employee hereunder, the first day of the month coinciding with or first following the date such Employee terminates employment with the Employer on or after the later of the date he attains age fifty-five (55) or his completion of seven (7) Years of Service for vesting purposes, and prior to his Normal Retirement Age.

(ii)                                  If a Transferred Employee terminates employment with the Employer other than by reason of retirement, disability or death, distributions shall be made in accordance with §7.1(1); provided, however, that (A) the forms of distribution under said Section shall, with respect to such Employee’s Rollover Contribution Account, include the methods of distribution set forth under subparagraph (a) above, and (B) such Transferred Employee may elect to defer the distribution of his Rollover Contribution Account until the latest date distributions are required to commence under §7.6.  If such Transferred Employee terminates employment with at least seven (7) Years of Service for vesting purposes, the Transferred Employee may elect to commence the distribution of his Rollover Contribution Account upon his attainment of age fifty-five (55).

(iii)                               If a Transferred Employee remains in employment with the Employer on or after his Normal Retirement Age, such Employee may elect to commence the distribution of his Rollover Contribution Account at such Age, regardless of whether the Employee has terminated employment with the Employer.

(d)                                 If the Transferred Employee dies prior to the commencement of benefit payments, the forms of distribution set forth under §7.2(3) shall include the methods set forth under subparagraph (a) above, except that a series of installments shall not be available under subparagraph (a) above if the Beneficiary is not the Transferred Employee’s surviving spouse.

(6)                                  Except as otherwise provided in §7.1(1) and §7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Pansophic Plan.

(a)                                  The methods of distribution which such Transferred Employee may elect upon termination of employment for any reason set forth under §7.1, §7.2(1) or §7.2(2) shall include the following:

(i)                                     a lump sum;

(ii)                                  substantially equal annual or semi-annual installments over a fixed number of years not extending beyond the life expectancy of the Transferred Employee or the life expectancy of the Transferred Employee and a designated Beneficiary; or

(iii)                               a life annuity;  provided, however that if such Transferred Employee is married at the time of distribution and elects to receive his Rollover Contribution Account under this life annuity option, such Transferred Employee’s Rollover Contribution Account shall be paid in the form of a Qualified Joint and Survivor Annuity as described in paragraph (2)(a) above, unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (2)(c) above.

(b)                                 If such Transferred Employee dies prior to the commencement of benefit payments, the forms of distribution set forth under §7.2(3) shall include the following:

(i)                                     substantially equal annual or semi-annual installments over a fixed number of years not extending beyond the life expectancy of the designated Beneficiary; or

(ii)                                  a life annuity.

(7)                                  Except as otherwise provided in §7.1(1) and §7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Nantucket Plan.

(a)                                  The methods of distribution which such Transferred Employee may elect upon termination of employment for the reasons set forth under §7.1 shall include the installment method set forth under §7.3(b).

(b)                                 Upon termination of employment for any reason set forth under §7.1, §7.2(1) or §7.2(2), the Transferred Employee may elect to defer the distribution of his Rollover Contribution Account until the April 1 following the date upon which he attains age seventy and one-half (70-1/2).

(8)                                  Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the ASK Plan.

(a)                                  The methods of distribution available to such Transferred Employee, or if applicable, his designated Beneficiary, under §7.1 and §7.2 shall include equal monthly, quarterly or annual installments over a fixed number of years not extending, in the case of a Participant, beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary, and, in the case of a designated Beneficiary, beyond the life expectancy of the designated Beneficiary.

(b)                                 Such Transferred Employee may elect to commence the distribution of his Rollover Contribution Account at any time after his termination of employment and prior to his Normal Retirement Age.  Any such election shall be in writing on such forms as may be prescribed by the Committee.

(c)                                  Such Transferred Employee may, at any time after attainment of age 59-1/2, elect to withdraw all or a portion of his Rollover Contribution Account from the Plan, in accordance with the procedures set forth in §8.1(3).

(9)                                  Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account, including any Joint and Survivor Annuity

Account as described in §13.3, of any Transferred Employee who was a former participant in the Newtrend Plan.

(a)                                  (i)                                     The methods of distribution available to such Transferred Employee, or, if applicable, his designated Beneficiary, under §7.1 and §7.2 shall include equal monthly, quarterly, semiannual or annual installments over a fixed number of years not extending, in the case of a Participant, beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary, and, in the case of a designated Beneficiary, beyond the life expectancy of the designated Beneficiary.

(ii)                                  The Qualified Joint and Survivor Annuity described in §13.5(2)(a) shall include an annuity payable for the lifetime of the Transferred Employee with a survivor annuity for the lifetime of the Transferred Employee’s surviving spouse equal to, pursuant to the Participant’s election, seventy-five percent (75%) or one hundred percent (100%) of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s spouse and which is equal in value to the Qualified Joint and Survivor Annuity described in § 13.5(2)(a).  Notwithstanding anything in this §13.5(9) to the contrary, the provisions of this subparagraph (ii) shall apply only with respect to the Transferred Employee’s Joint and Survivor Annuity Account, if any.

(b)                                 Such Transferred Employee may elect to commence the distribution of his Rollover Contribution Account at any time after his termination of employment and prior to his Normal Retirement Age.  Any such election shall be in writing on such forms as may be prescribed by the Committee.

(10)                            Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account, including any Joint and Survivor Annuity Account as described in §13.3, of any Transferred Employee who was a former participant in the Legent Plan.

(a)                                  The methods of distribution available to such transferred Employee under §7.1, §7.2(1), or §7.2(2) shall include the following and shall be subject to the provisions set forth in §13.5(2):

(i)                                     the Qualified Joint and Survivor Annuity or Annuity, whichever is applicable, as set forth under §13.5(2) purchased with the Transferred Employee’s entire Rollover Contribution Account (including any Joint and Survivor Annuity Account); provided, however, that the Qualified Joint and Survivor Annuity shall include an annuity for the lifetime of the Transferred Employee with a survivor annuity equal to, at the Transferred Employee’s election, one hundred (100%) percent (instead of fifty 50%)percent) of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s spouse and which is the actuarial equivalent of a single life annuity payable for the lifetime of the Transferred Employee that could have been purchased utilizing the Transferred Employee’s entire Rollover Contribution Account (including any Joint and Survivor Annuity Account);

(ii)                                  a single lump sum;

(iii)                               an annuity purchased with the Transferred Employee’s entire Rollover Contribution Account(including any Joint and Survivor Annuity Account) which is payable monthly for the lifetime of the Transferred Employee and which ceases upon the death of the Transferred Employee;

(iv)                              substantially equal monthly, quarterly,                                   semi-annual or annual installments over a fixed number of years not extending beyond the life expectancy of the Transferred Employee or the life expectancy of the Transferred Employee and a designated Beneficiary;

(v)                                 an annuity purchased with the Transferred Employee’s entire Rollover Contribution Account(including any Joint and Survivor Annuity Account) which is payable monthly for the lifetime of the Transferred Employee, with one hundred twenty (120) or two hundred forty (240)monthly payments, as elected by the Transferred Employee, guaranteed but in no event over a period extending beyond the life expectancy of the Transferred Employee or the life expectancy of the Transferred Employee and a designated Beneficiary.  Upon the death of the Transferred Employee, the remaining guaranteed payments shall be paid to the transferred Employee’s designated Beneficiary;

(vi)                              an annuity purchased with the Transferred Employee’s entire Rollover Contribution Account(including any Joint and Survivor Annuity

Account) which is payable monthly for the lifetime of the Transferred Employee, with a survivor annuity equal to, at the Transferred Employee’s election, fifty (50%) percent or one hundred (100%) percent of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee’s designated Beneficiary and which is the actuarial equivalent of a single life annuity payable for the lifetime of the Transferred Employee that could have been purchased utilizing the Transferred Employee’s entire Rollover Contribution Account (including any Joint and Survivor Annuity Account).  If the Transferred Employee’s designated Beneficiary shall die on or after the date benefits commence hereunder to the Transferred Employee, no alternative Beneficiary can be named; or

(vii)                           any combination of the preceding as elected by the Transferred Employee.

(b)                                 The provisions of §13.5(3) shall apply to such Transferred Employee’s Rollover Contribution Account(including any Joint and Survivor Annuity Account).  In addition, the methods of distribution available to a Transferred Employee’s Beneficiary under §7.2(3) with respect to the Transferred Employee’s Rollover Contribution Account shall include those methods set forth under subparagraphs (a)(ii), (iii), (iv) and (vii) above.

(c)                                  Notwithstanding anything herein or the Plan to the contrary, such Transferred Employee may elect to defer the commencement of his Rollover Contribution Account (including any Joint and Survivor Annuity Account) until the April 1 following the date upon which he attains age seventy and one-half (70-1/2).

(11)                            Except as otherwise provided in §7.1(1), §7.2(3), and §7.3(d), a Transferred Employee who was a former participant in the Cheyenne Plan may elect to commence the distribution of his Rollover Contribution Account at any time after his termination of employment and prior to his Normal Retirement Age.  Any such election shall be in writing on such forms as may be prescribed by the Committee and in accordance with §7.5.

(12)                            Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the methods of distribution available under §7.1 or §7.2 with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Preferred Systems Plan shall include substantially equal monthly, quarterly, semi-annual or annual installments over a fixed number of years not extending, in the case of a Participant, beyond the life expectancy of the Participant and a designated Beneficiary, and, in the case of a designated Beneficiary, beyond the life expectancy of the designated Beneficiary.

APPENDIX B

Elections Relating to Nondiscrimination Testing
and Highly Compensated Employee Determination

1.                                       For purposes of the nondiscrimination test set forth in Section 4.10(a)(i), the following testing methods are elected for each of the following Plan Years:

1997 Plan Year:	☐	current year testing method
	☐	prior year testing method

1998 Plan Year:	☒	current year testing method
	☐	prior year testing method

1999 Plan Year:	☒	current year testing method
	☐	prior year testing method

2000 Plan Year:	☐	current year testing method
	☐	prior year testing method

2001 Plan Year:	☐	current year testing method
	☐	prior year testing method.

2.                                       For purposes of determining Highly Compensated Employees under Section 4.10(a)(ii)(B), the following elections are made relating to the application of the top-paid group option under clause (2)(b) of said Section and the calendar year calculation option under said Section for each of the following Plan Years:

(a)                                  Top-Paid Group Option:

1997 Plan Year:	☐	top-paid group election
	☒	no top-paid group election

1998 Plan Year:	☐	top-paid group election
	☒	no top-paid group election

1999 Plan Year:	☐	top-paid group election
	☒	no top-paid group election

2000 Plan Year:	☐	top-paid group election
	☐	no top-paid group election

2001 Plan Year:	☐	top-paid group election
	☐	no top-paid group election

B-1

(b)                                 Calendar Year Calculation Option:

1997 Plan Year:	☒	calendar year calculation election
	☐	no calendar year calculation election

1998 Plan Year:	☒	calendar year calculation election
	☐	no calendar year calculation election

1999 Plan Year:	☒	calendar year calculation election
	☐	no calendar year calculation election

2000 Plan Year:	☐	calendar year calculation election
	☐	no calendar year calculation election

2001 Plan Year:	☐	calendar year calculation election
	☐	no calendar year calculation election

3.                                       For purposes of the nondiscrimination test set forth in Section 4.10(b)(i), the following testing methods are elected for each of the following Plan Years:

1997 Plan Year:	☐	current year testing method
	☐	prior year testing method

1998 Plan Year:	☒	current year testing method
	☐	prior year testing method

	☒	current year testing method
1999 Plan Year:	☐	prior year testing method

	☐	current year testing method
2000 Plan Year:	☐	prior year testing method

	☐	current year testing method
2001 Plan Year:	☐	prior year testing method.

B-2

FIRST AMENDMENT

TO THE

 COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

 (As Amended and Restated Effective March 31, 1997 and adopted May 22, 2001)

WHEREAS, Computer Associates International, Inc. (the “Employer”) established and presently maintains the Computer Associates Savings Harvest Plan (the “Plan”) for its eligible employees;

WHEREAS, the Employer desires to amend the Plan to (a) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), (b) increase the maximum percentage by which participants can make Pre-Tax and Voluntary Contributions under the Plan from 15% to 20%, (c) improve the vesting schedule with respect to Employer Discretionary Contributions made for Plan Years commencing on or after March 31, 2002, and (d) reflect the change in the name of the Executive Committee of the Board of Directors to the Corporate Operations Committee of the Board of Directors;

WHEREAS, the EGTRRA provisions of this Amendment are intended as good faith compliance with certain provisions of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder, including IRS Notices 2001-42 and 2001-57;

WHEREAS, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment; and

WHEREAS, pursuant to Section 10.2(d) of the Plan, the Employer is empowered to amend the Plan, in whole or in part;

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1.             INCREASE IN COMPENSATION LIMIT.  Effective for Plan Years commencing after December 31, 2001, the following language is inserted before the last sentence in Section 1.4(b):

“Notwithstanding anything in this Plan to the contrary, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.  Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.”

2.             ELECTIVE DEFERRALS – CONTRIBUTION LIMIT.  Effective for calendar years commencing after December 31, 2001, the following new paragraph (c) is hereby added to Section 4.1:

“(c) Notwithstanding any provision in the Plan to the contrary, no Participant shall be permitted to have Pre-Tax Contributions made under the Plan, or any other qualified plan maintained by the Employer during the calendar year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year, except to the extent permitted under Section 4.8 of the Plan, as amended, and Section 414(v) of the Code.”

3.             INCREASED PRE-TAX AND VOLUNTARY CONTRIBUTION PERCENTAGES.  Effective for Plan Years commencing on or after March 31, 2002, the second sentence of Section 4.2 and the first sentence of Section 4.7 are each hereby respectively amended by deleting the phrase “fifteen percent (15%)” therefrom and replacing it with the phrase “twenty percent (20%)”.

4.             CATCH-UP CONTRIBUTIONS.  Effective for calendar years commencing after December 31, 2001, the first paragraph set forth in Section 4.8, including the title thereof, is hereby designated as paragraph “(a)”, and the following new paragraph (b) is hereby added to said Section:

“(b)  Catch-Up Contributions.  Notwithstanding anything in the Plan to the contrary, all Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  Catch-Up Contributions shall apply to contributions made on or after January 1, 2002.”

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5.             LIMITATIONS ON CONTRIBUTIONS.  Effective for Limitation Years commencing after December 31, 2001, the following language is hereby added to the end of Section 4.11(a):

“Except to the extent permitted under Section 4.8(b) of the Plan and Section 414(v) of the Code, the sum of the Annual Additions (as defined in paragraph (c)) to a Participant’s Account, when added to the Annual Additions to the account of the Participant under any other Defined Contribution Plan (as defined in paragraph (c)) maintained by the Employer or a Related Company for any Limitation Year (as defined in paragraph (c)), shall not exceed the lesser of: (a) one hundred percent (100%) of the Participant’s Limitation Year Compensation, or (b) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d) and any Treasury Regulations or other notices or rules promulgated thereunder.  The compensation limit referred to in (a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition.”

6.             VESTING OF EMPLOYER MATCHING AND DISCRETIONARY CONTRIBUTIONS.  Effective with respect to contributions for Plan Years commencing after December 31, 2001, a new subparagraph (iii) is hereby added to the end of Section 6.2(a) to read as follows:

“(iii) Notwithstanding anything in this Plan to the contrary, the Employer Matching Contribution Account and Employer Discretionary Contribution Account of a Participant which are attributable to Employer Matching Contributions and Employer Discretionary Contributions made with respect to Plan Years commencing on or after March 31, 2002 shall become vested in accordance with the following schedule:

Years of Service	Vesting Percentage

Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%”.

7.             DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT.  Effective with respect to distributions and severance from employment occurring after

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January 1, 2002 regardless of when the severance from employment occurred, and except as otherwise provided by any applicable pronouncements or rulings, a Participant’s vested Account shall be distributed on account of the Participant’s severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

8.             DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS.  Effective with respect to distributions made after December 31, 2001, the following shall apply to the direct rollover provisions in Section 7.10 of the Plan:

“(a)         Modification of definition of Eligible Retirement Plan:  An Eligible Retirement Plan shall also mean an annuity contract described in Code §403(b) and an eligible Plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p).

(b)           Modification of definition of Eligible Rollover Distribution to exclude hardship distributions:  Any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.”

9.             CHANGE IN NAME OF EXECUTIVE COMMITTEE.  Effective May 14, 2002, the phrase “the Executive Committee of the Board of Directors” in Section 10.2(d) is hereby amended to be “the Corporate Operations Committee of the Board of Directors, or any successor to said Committee.”

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IN WITNESS WHEREOF, Computer Associates International, Inc., as authorized by the Corporate Operations Committee of its Board of Directors, has caused this Amendment to be signed by its proper officer this 24th day of March, 2003.

5

SECOND AMENDMENT

TO THE

COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

(As Amended and Restated Effective March 31, 1997 and adopted May 22, 2001)

WHEREAS, Computer Associates International, Inc. (the “Employer”) established and presently maintains the Computer Associates Savings Harvest Plan (the “Plan”) for its eligible employees;

WHEREAS, the Employer desires to amend the Plan to (a) permit the acceptance of rollovers by employees from conduit individual retirement accounts, (b) permit those distributions checks which are of a de minimus amount and remain uncashed for a period of time to be forfeited into the forfeiture account under the Plan, and (c) clarify that Matching Contributions shall apply with respect to either Basic Pre-Tax or Basic Voluntary Contributions, or the combination of such Contributions not in excess of five percent (5%) of the Participant’s Compensation; and

WHEREAS, pursuant to Section 10.2(d) of the Plan, the Employer is empowered to amend the Plan, in whole or in part;

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1.             ROLLOVERS FROM CONDUIT IRAS.  Effective as of the later of (a) October 1, 2003 or (b) the date the Trustee is able to accept rollovers from conduit IRAs into the Plan, paragraph (a) of Section 4.12 is hereby amended to ready in its entirety as follows:

“(a)         An Employee (whether or not a Participant under this Plan) who has received or is entitled to receive a distribution from a retirement plan which meets the qualification requirements of Section 401(a) of the Code (hereinafter referred to as the “Transferor Plan”) may, in accordance with procedures established by the Committee, roll over the distribution from the Transferor plan to the Trust created under this Plan, provided the rollover satisfies the applicable requirements of the Code.  Such rolled over amount shall be allocated to the Employee’s Account hereunder in the manner described in Section 4.13 as if said Employee were a Participant hereunder.  Solely for the purposes of this Section 4.12 and Section 4.13, the term Transferor Plan shall also include an individual retirement account that is comprised solely of amounts attributable to rollovers from a retirement plan which meets the qualification requirements of Section 401(a) of the Code, and any interest earned on such amounts.”

2.             UNCASHED DISTRIBUTIONS.  Effective upon the date of a favorable determination letter issued by the Internal Revenue Service which considers this Second Amendment, but in no event earlier that the date of the Trustee of the Plan is able to effectuate this Item 2 of this Second Amendment, Section 9.7 is hereby amended to read in its entirety as follows:

“9.7 Participant or Beneficiary Unable to be Found/DeMinimus Uncashed Checks.

Notwithstanding anything provided in this Plan to the contrary, if (a) the Committee is unable to direct payment of a benefit hereunder to a Participant or Beneficiary entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the registered or certified mailing of notice to such person at his last known address as indicated by the records of the Committee or the Employer, or (b) distribution checks which are of a de minimus amount (as determined by the Committee) remain uncashed for a period of time (as determined by the Committee), notwithstanding the mailing of notice to such person at his last known address as indicated by the records of the Committee or the Employer, then in the case of clause (a) hereinabove, such benefit and any other benefits of such person payable from the Trust, and in the case of clause (b) hereinabove, such distribution shall be forfeited and applied in accordance with Section 6.4(c); provided, however, that such benefits or distribution shall be reinstated upon a proper claim being made by the Participant or Beneficiary.”

3.             MATCHING CONTRIBUTIONS.  Effective for Plan Years commencing on or after March 31, 1997, the first sentence of Section 4.4 is hereby amended to read in its entirety, as follows:

“Subject to the restrictions and limitations of Sections 4.9(d), 4.10(b) and 4.11, and except as otherwise provided herein, the Employer shall contributed to the Plan on behalf of each Participant as a “Matching Contribution,” an amount equal to fifty percent (50%) of (a) the Participant’s Basic Pre-Tax Contributions, (b) the Participant’s Basic Voluntary Contributions, or (c) a combination of the Participant’s Basic Pre-Tax and Basic Voluntary Contributions, reduced by any amounts allocated to the Participant’s Account pursuant to Section 6.4; provided, however, that in no event shall the Employer Matching Contribution apply to any amount in excess of the first five percent (5%) of the Participant’s Compensation.  For purposes of this Section 4.4,

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Basic Voluntary Contributions shall mean those Voluntary Contributions made by a Participant that are not in excess of five percent (5%) of the Participant’s Compensation.  In no event shall the Employer Matching Contribution for a Plan Year exceed two and one-half percent (2½%) of the Participant’s Compensation.”

IN WITNESS WHEREOF, Computer Associates International, Inc., as authorized by the Corporate Operations Committee of its Board of Directors, has caused this Amendment to be signed by its proper officer this 2ND day of September, 2003.

3

THIRD AMENDMENT

TO THE

COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

(As Amended and Restated Effective March 31, 1997 and adopted May 22, 2001)

WHEREAS, Computer Associates International, Inc. (the “Employer”) established and presently maintains the Computer Associates Savings Harvest Plan (the “Plan”) for its eligible employees;

WHEREAS, the Employer desires to amend the Plan to clarify the time for making contributions under the Plan and to improve the provisions relating to the Committee; and

WHEREAS, pursuant to Section 10.2(d) of the Plan, the Employer is empowered to amend the Plan, in whole or in part;

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1.             Subparagraph (i) of Section 4.9(c) is hereby amended to read in its entirety as follows:

“(i)          Contributions pursuant to paragraph (a) shall be deposited into the Trust no later than the time that is as soon as practicable following the end of the payroll period with respect to which the Participant’s Compensation was reduced pursuant to the Salary Reduction Agreement or payroll deduction agreement, but in no event later than the time prescribed by law for the contribution of such amounts to the Plan; and….”

2.             Subparagraph (i)(A) of Section 4.11(c) is hereby amended by replacing the phrase “any forfeitures” therein with the phrase “any amounts.”

3.             Paragraph (c) of Section 5.3 is hereby amended to read in its entirety as follows:

“(c)         Notwithstanding paragraphs (a) and (b) above, the amount of any Net Income or Net Loss attributable to the General Account and other separate accounts, if any, maintained under the Trust pursuant to Section 6(f) of the Trust Agreement entered into between Computer Associates International, Inc. and the Trustee, as amended and restated as of November 27, 2002, shall be credited or charged, as the case may be, to such General Account or other separate accounts, respectively.”

4.             Section 6.4 is hereby amended as “Forfeitures and Unallocated Trust Funds.”

5.             Paragraph (c) of Section 6.4 is hereby amended by inserting the phrase “and unallocated Trust funds that have not been credited to the Accounts of Participants as of the last day of the Plan Year” immediately following the word “Forfeitures” in the first line thereof.

6.             Subparagraph (iii) of Section 6.4(c) is hereby amended to read in its entirety as follows:

“(iii)        Third, if funds remain, first to the Matching Contribution Accounts of remaining active Participants in lieu of Matching Contributions which otherwise would have been made on or after the date of the forfeiture, and second, in lieu of any portion, as determined by the Committee, of any Employer Discretionary Contributions which otherwise would have been made on or after the date of the forfeiture; and….”

7.             Subparagraph (iv) of Section 6.4(c) is hereby amended to read in its entirety as follows:

“(iv)        Fourth, if funds remain, to the Matching Contribution Accounts of remaining active Participants.”

8.             The following new paragraph (d) is hereby added to the end of Section 6.4:

“(d)         Any amounts held in the Trust that have not been credited to the Accounts of Participants under the Plan as of the last day of the Plan Year may be applied in the manner described in paragraph (c) above, as determined by the Committee.”

9.             The following new sentence is hereby added to the end of paragraph (a) of Section 10.1:

“(a) Committee.  The Plan shall be administered by a Committee consisting of at least three individuals who shall be appointed by the Board of Directors of the Employer.  The Board of Directors of the Employer may remove any member of the Committee from office at any time with or without cause; provided, however, that in the event that a member of the Committee shall also be an Employee, the termination of employment of such Employee shall be deemed to be a removal of such member from the Committee.  Notwithstanding anything in this Section or the Plan to the

2

contrary, in the event that the membership of the Committee shall become less than three individuals, the Committee shall consist of the members then in office until the Board of Directors shall appoint additional members.  For purposes of this paragraph (a), the term “Employer” means Computer Associates International, Inc. and its successors, and shall not include any Related Company which shall have adopted the Plan.”

10.           Items 1 through 8 of this Amendment shall be effective for the Plan Year ending March 30, 2004.  Item 9 of this Amendment shall be effective as of January 27, 2004.

IN WITNESS WHEREOF, Computer Associates International, Inc., as authorized by the Corporate Operations Committee of its Board of Directors, has caused this Amendment to be signed by its proper officer this 30th day of March, 2004.

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FOURTH AMENDMENT

TO THE

COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

(as amended and restated effective March 31, 1997 and adopted May 22, 2001)

WHEREAS, Computer Associates International, Inc. (the “Employer”) established and presently maintains the Computer Associates Savings Harvest Plan (the “Plan”) for its eligible employees;

WHEREAS, as part of the most recent determination letter application to the Internal Revenue Service (the “Service”) relating to the continued qualification of the Plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and the continued tax-exempt status of the Trust thereunder under Section 501(a) of the Code, this Amendment was submitted in proposed form clarifying certain provisions of the Plan and making certain technical corrections thereto;

WHEREAS, pursuant to Plan Section 10.2(d), the Committee of the Plan has the power to amend the Plan with respect to such technical amendments; and

WHEREAS, the Service has issued a favorable determination letter, which considered and approved said Amendment;

NOW THEREFORE, the Plan is hereby amended in the following respects:

1.             Subparagraphs (iv) and (v) on page 133 are hereby redesignated as subparagraphs (d) and (e) respectively.

2.             The language set forth in the first clause of Paragraphs 6(a), (c), and (g) of Appendix A is hereby amended to read in its entirety as follows:

“The following provisions shall be effective until the earlier of (i) the ninetieth (90th) day after the date the Committee distributes a summary to Participants that reflects the elimination of certain optional forms of payment set forth below and that satisfies the requirements of DOL Regulation 2520.l04b-3 for pension plans, or (ii) the first day of the second Plan Year following the Plan Year in which this amended and restated Plan is adopted:”

3.             The language set forth in the first clause of Paragraph 6(d) of Appendix A is hereby amended to read in its entirety as follows:

“Section 7.10(e)(iv) read as follows prior to January 1, 1999:”

4.             Section 13.1(2) as set forth under Paragraph 6(g) of Appendix A is hereby amended to read in its entirety as follows:

“(2)         Prior Company shall mean Software International Corporation, BPI Systems, Inc., UCCEL Corporation, Applied Data Research, Inc., Cullinet Software, Inc., DBMS, Inc., CompuSystems, Inc., On-Line Software International, Inc., Pansophic Systems, Incorporated, Nantucket Corporation, The ASK Group, Inc., Newtrend L.P., Legent Corporation, Kindle Corporation, Digital Equipment Corporation, Cheyenne Software, Inc., Preferred Systems, Inc., CapaCity Software Corporation, AI Ware, Inc., Avalan Technology, Inc., Systems Start-Up, Ltd., Realogic, Inc., Viewpoint Datalabs, Inc., LDA Systems, Inc., Distribution Software, Inc., Computer Management Sciences, Inc., and PLATINUM technology international, inc. (formerly known as PLATINUM technology, inc.), whichever is applicable.”

5.             The language set forth in the last five lines of paragraph (3) of Section 13.1 under Paragraph 6(g) of Appendix A commencing with the word “or” is hereby deleted therefrom and the following language shall be substituted in its place:

“. . . the Preferred Systems, Inc. 401(k) Savings Plan as effective January 1, 1996, and as thereafter amended (hereinafter referred to as the “Preferred Systems Plan”), the Realogic, Inc. Savings Plan and Trust as amended and restated effective April 1, 1997, and as thereafter amended (hereinafter referred to as the “Realogic Plan”), the Viewpoint Retirement Plan as effective January 1, 1994, and as thereafter amended (hereinafter referred to as the “Viewpoint Plan”), the LDA Systems, Inc. Retirement Savings Plan as amended and restated effective July 1, 1991, and as

2

thereafter amended (hereinafter referred to as the “LDA Plan”), the Computer Management Sciences, Inc. Profit Sharing 401(k) Plan as amended and restated effective January 1, 1998, and as thereafter amended (hereinafter referred to as the “CMSI Plan”), or the PLATINUM technology, inc. 401(k) Savings Plan as amended and restated effective January 1, 1998, and as thereafter amended (hereinafter referred to as the “Platinum Plan”), whichever is applicable with respect to a Transferred Employee.”

6.             Paragraph (4) of Section 13.1 under Paragraph 6(g) of Appendix A is hereby amended to read in its entirety as follows:

“(4)         Transferred Employee shall mean an Employee who was employed by a Prior Company immediately before he became an Employee in connection with the acquisition of the Prior Company or a division thereof by the Employer.”

7.             A new paragraph (13) is hereby added to Section 13.5 under Paragraph 6(g) of Appendix A, to read as follows:

“(13)       Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the methods of distribution available with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Realogic Plan shall include the methods of distribution set forth in paragraphs (7)(a) and (7)(b) of this §13.5.”

8.             A new paragraph (14) is hereby added to Section 13.5 under Paragraph 6(g) of Appendix A, to read as follows:

“(14)       Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the methods of distribution available with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Viewpoint Plan shall include the method of distribution set forth in paragraph 12 of this §13.5.”

9.             A new paragraph (15) is hereby added to Section 13.5 under Paragraph 6(g) of Appendix A, to read as follows:

“(15)       Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the methods of distribution available with respect to the Rollover Contribution Account of any Transferred Employee who was a former

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participant in the LDA Plan shall include the methods of distribution set forth in paragraphs (6)(a)(ii) and (iii), (7)(a), (7)(b), and (10)(a)(v) of this §13.5, and shall also include a cash refund annuity under which such Transferred Employee’s Rollover Contribution Account shall be used to purchase an annuity payable for his or her lifetime with any excess of the purchase price over the remaining payments due payable in a lump sum to his or her beneficiary upon the Transferred Employee’s death. Notwithstanding anything herein to the contrary, if the Transferred Employee elects a life annuity form as provided hereunder as the method of distribution and is married at the Annuity Starting Date, such Transferred Employee’s distributions shall be paid in the form of a Qualified Joint and Survivor Annuity as described in paragraph (2)(a) above, unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (2)(c) above.”

10.           A new paragraph (16) is hereby added to Section 13.5 under Paragraph 6(g) of Appendix A, to read as follows:

“(16)       Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the methods of distribution available with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the CMSI Plan shall include the methods of distribution set forth in paragraphs (7)(a) and (7)(b) of this §13.5.”

11.           A new paragraph (17) is hereby added to Section 13.5 under Paragraph 6(g) of Appendix A, to read as follows:

“(17)       Except as otherwise provided in §7.1(1), §7.2(3) and §7.3(d), the methods of distribution available with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Platinum Plan shall include the methods of distribution set forth in paragraphs (6)(a)(ii) and (iii) of this §13.5.”

12.           The preceding Items of this Amendment shall be effective as follows: Items 1, 2 and 6 shall be effective March 31, 1997.  Item 3 shall be effective prior to January 1, 1999.  The references in Item 4 to Realogic, Inc., Viewpoint Datalabs, Inc., LDA Systems, Inc., Distribution Software, Inc., Computer Management Sciences, Inc., and PLATINUM technology international, inc. (formerly known as PLATINUM

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technology, inc.) shall be effective October 1, 1998, November 1, 1998, December 1, 1998, March 1, 1999, May 1, 1999, and July 1, 1999, respectively; the references in Item 5 to the Realogic, Viewpoint, LDA, CMSI and Platinum Plans shall be effective October 1, 1998, November 1, 1998, December 1, 1998, May 1, 1999, and July 1, 1999, respectively; Item 7 shall be effective December 1, 1998; Item 8 shall be effective January 29,1999; Item 9 shall be effective April 28, 1999; Item 10 shall be effective August 1, 1999; and Item 11 shall be effective October 1, 1999.

IN WITNESS WHEREOF, the Committee of the Computer Associates Savings Harvest Plan has caused this Amendment to be signed by a member thereof this 7th day of June, 2004.

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FIFTH AMENDMENT

TO THE

COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

(as amended and restated effective March 31, 1997 and adopted May 22, 2001)

WHEREAS, Computer Associates International, Inc. (the “Employer”) established and presently maintains the Computer Associates Savings Harvest Plan (the “Plan”) for its eligible employees;

WHEREAS, the Plan, as most recently amended and restated, was submitted to the Internal Revenue Service (“Service”) in order to obtain a determination from the Service that the Plan continues to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Trust created thereunder continues to be tax-exempt under Section 501(a) of the Code;

WHEREAS, the Service has requested that certain technical amendments be made to the Plan in connection with the issuance of such a determination letter;

WHEREAS, pursuant to Plan Section 10.2(d), the Committee of the Plan has the power to amend the Plan with respect to such technical amendments;

NOW THEREFORE, the Plan is hereby amended in the following respects:

1.             The first sentence of subparagraph (i) of Section 3.2(b) is hereby amended to read in its entirety as follows:

“(i)          With respect to Employer Matching Contributions, Employer Discretionary Contributions, and Voluntary Contributions, an Employee shall become a Participant on the first day of the calendar month following the first day after the date on which he completes the eligibility requirements set forth in Section 3.l(b)(ii); provided, however, that the Employee must be actively employed by the Employer on such date in order to become a Participant on such date.”

2.             Section 4.10(a)(iv)(C) is hereby amended to read in its entirety as follows:

“(C)         For purposes of this paragraph (iv), “Excess Pre-Tax Contributions” means, with respect to a Plan Year, the excess of (1) the aggregate amount of Pre-Tax Contributions actually taken into account in computing the Actual Deferral Percentages of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such Contributions permitted by the non-discrimination test set forth under Section 4.10(a)(i) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).”

3.             Section 4.10(b)(iii)(C) is hereby amended to read in its entirety as follows:

“(C)         For purposes of this paragraph (iii), “Excess Aggregate Contributions” means, with respect to a Plan Year, the excess of (1) the aggregate amount of Employer Matching and Voluntary Contributions actually taken into account in computing the Actual Contribution Percentages of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such Contributions permitted by the non-discrimination test set forth under Section 4.10(b)(i) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Contribution Percentages, beginning with the highest of such percentages).”

4.             Paragraph (iii) of Section 4.11(c) is hereby amended to read in its entirety as follows:

“(iv)        Limitation Year Compensation means compensation within the meaning of Treasury Regulation Section 1.415-2(d)(11)(i) for the Limitation Year; provided, however, that for Limitation Years commencing after December 31, 1997, such

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compensation shall include any amounts which are contributed or deferred at the election of the Participant and are not includible in gross income by reason of Section 125 or 457 of the Code, and further provided that for Limitation Years commencing after December 31, 2000, such compensation shall include any amounts which are contributed or deferred at the election of the Participant and are not includible in gross income by reason of Section 132(f)(4) of the Code.”

5.             Except as otherwise provided in this Amendment, the provisions of this amendment shall be effective March 31, 1997.

IN WITNESS WHEREOF, the Committee of the Computer Associates Savings Harvest Plan has caused this Amendment to be signed by a member thereof this 7th day of June, 2004.

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SIXTH AMENDMENT

TO THE

COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

(As Amended and Restated Effective March 31, 1997 and adopted May 22, 2001)

WHEREAS, Computer Associates International, Inc. (the “Employer”) established and presently maintains the Computer Associates Savings Harvest Plan (the “Plan”) for its eligible employees;

WHEREAS, the Employer desires to amend the Plan to delete a provision that precludes the distribution of a participant’s vested account until such participant’s normal retirement age based on his or her actions;

WHEREAS, the Employer also desires to amend the Plan to provide that the Compensation and Human Resource Committee will replace the Corporate Operations Committee as administrator under the Plan; and

WHEREAS, pursuant to Section 10.2(d) of the Plan, the Employer is empowered to amend the Plan, in whole or in part;

NOW THEREFORE, the Plan is hereby amended in the following respects:

1.             Paragraph (b) of Section 7.3 is hereby deleted in its entirety.

2.             All references in the Plan to the Executive Committee or the Corporate Operations Committee are hereby amended to refer to the Compensation and Human Resource Committee of the Board (or any successor to such Compensation and Human Resource Committee).

3.             This Amendment shall be effective as of January 1, 2005.

IN WITNESS WHEREOF, Computer Associates International, Inc., as authorized by the Corporate Operations Committee of its Board of Directors, has caused this Amendment to be signed by its proper officer this          day of                 , 2005.

SEVENTH AMENDMENT

TO THE

COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

(As Amended and Restated Effective March 31, 1997)

THIS AMENDMENT to the Computer Associates Savings Harvest Plan (“Plan”) is hereby made and entered into by the Plan Committee (“Committee”).

W I T N E S S E T H:

WHEREAS, Computer Associates International, Inc. sponsors and maintains the Plan for the benefit of the Plan’s participants and beneficiaries;

WHEREAS, the Plan reserves to the Committee the right to amend or modify the Plan from time to time; and

WHEREAS, the Committee desires to amend the Plan’s small account cash-out limit from $5,000 to $1,000, effective as of March 28, 2005.

NOW, THEREFORE, the Plan is amended as follows:

1.

Effective as of March 28, 2005, Section 7.2(b) is amended by deleting its reference to “$5,000” and substituting “$1,000” therefor.

2.

Effective as of March 28, 2005, Section 7.6 is amended by deleting its reference to “$5,000” and substituting “$1,000” therefor.

3.

Effective as of March 28, 2005, Section 9.1(b) is amended by deleting its reference to “$5,000” and substituting “$1,000” therefor.

4.

Effective as of March 28, 2005, Section 13.5(b)(iv)  is amended by deleting its reference to “$5,000” and substituting “$1,000” therefor.

5.

Effective as of March 28, 2005, Section 13.5(c)(i) is amended by deleting its reference to “$5,000” and substituting “$1,000” therefor.

6.

Except as amended herein, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee has caused this Amendment to be executed this        day of                   , 2005.

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